Exhibit 10.2



                              AMENDED AND RESTATED



                                  $135,000,000



                           REVOLVING CREDIT AGREEMENT



                          dated as of October 22, 1997



                and amended and restated as of September 30, 1998


                                      among


                      HEALTH CARE PROPERTY INVESTORS, INC.



                             THE BANKS NAMED HEREIN


                                       AND


                              THE BANK OF NEW YORK
                            as Agent and Issuing Bank


                                       AND

                            BNY CAPITAL MARKETS, INC.
                                As Lead Arranger

                                TABLE OF CONTENTS


                                                          Page

RECITALS                                                    1


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions                                  1


                                   ARTICLE II

                                    THE LOANS

Section 2.01.  Committed Loans                              18
Section 2.02.  Procedure for Committed Loans                19
Section 2.03.  Committed Notes                              20
Section 2.04.  Cancellation or Reduction of the Commitment  20
Section 2.05.  Money Market Loans                           21
Section 2.06.  Procedure for Money Market Loans             21
Section 2.07.  Funding of Money Market Loans                22
Section 2.08.  Money Market Notes                           23
Section 2.09.  Certain Fees                                 23
Section 2.10.  Optional Prepayment                          24


                                   ARTICLE III

                                LETTERS OF CREDIT

Section 3.01.  Letters of Credit                            24


                                   ARTICLE IV

                  INTEREST, METHOD OF PAYMENT, CONVERSION, ETC.

Section 4.01.  Procedure for Interest Rate Determination    30
Section 4.02.  Interest on ABR Loans                        30
Section 4.03.  Interest on Eurodollar Loans                 31
Section 4.04.  Conversion/Continuance                       32
Section 4.05.  Post Default Interest                        33
Section 4.06.  Maximum Interest Rate                        33


                                    ARTICLE V

                            DISBURSEMENT AND PAYMENT

Section 5.01.  Pro Rata Treatment                           33
Section 5.02.  Method of Payment                            34
Section 5.03.  Compensation for Losses                      34
Section 5.04.  Withholding, Reserves and Additional Costs   35
Section 5.05.  Unavailability                               39
Section 5.06.  Additional Costs in Respect of
                 Letters of Credit                          39
Section 5.07.  Commercial Practices in
                 Respect of Letters of Credit               40


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.01.  Representations and Warranties               41


                                   ARTICLE VII

                              CONDITIONS OF LENDING

Section 7.01.  Conditions to the Availability
                 of the Commitment                          49
Section 7.02.  Conditions to All Loans                      51


                                  ARTICLE VIII

                                    COVENANTS

Section 8.01.  Affirmative Covenants                        52
Section 8.02.  Negative Covenants                           56
Section 8.03.  Financial Covenants                          59

                                   ARTICLE IX

                                EVENTS OF DEFAULT

Section 9.01.  Events of Default                            59


                                    ARTICLE X

                             THE AGENT AND THE BANKS

Section 10.01.  The Agency and Co-Agency                    63
Section 10.02.  The Agent's Duties                          63
Section 10.03.  Sharing of Payment and Expenses             64
Section 10.04.  The Agent's Liabilities                     65
Section 10.05.  The Agent as a Bank                         65
Section 10.06.  Bank Credit Decision                        65
Section 10.07.  Indemnification                             66
Section 10.08.  Successor Agent                             66


                                   ARTICLE XI

                   CONSENT TO JURISDICTION; JUDGMENT CURRENCY

Section 11.01.  Consent to Jurisdiction                     67


                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01.  APPLICABLE LAW                              68
Section 12.02.  Set-off                                     68
Section 12.03.  Expenses                                    68
Section 12.04.  Amendments                                  69
Section 12.05.  Cumulative Rights and No Waiver             69
Section 12.06.  Notices                                     69
Section 12.07.  Separability                                70
Section 12.08.  Assignments and Participations              71
Section 12.09.  WAIVER OF JURY TRIAL                        72
Section 12.10.  Confidentiality                             73
Section 12.11.  Indemnity                                   73
Section 12.12.  Extension of Termination Dates;
                Removal of Banks;
                  Substitutions of Banks                    74
Section 12.13.  Knowledge of the Company                    75
Section 12.14.  Execution in Counterparts                   75



TESTIMONIUM                                                 57

SIGNATURES                                                  57
                             EXHIBITS AND SCHEDULES


EXHIBIT A                Form of Conversion/Continuance Request

EXHIBIT B                Form of Committed Loan Request

EXHIBIT C                Form of Money Market Notice

EXHIBIT D                Form of Money Market Confirmation

EXHIBIT E                Form of Letter of Credit Notice

EXHIBIT E                Form of Committed Note

EXHIBIT E                Form of Money Market Note

EXHIBIT H                Form of Opinion of Latham & Watkins LLP

EXHIBIT I                Form of Opinion of Ballard, Spahr, Andrews &
                              Ingersoll

EXHIBIT J                Form of Extension Letter

SCHEDULE 5.01(a)    Subsidiaries and Joint Ventures of the Company

                              AMENDED AND RESTATED
                     $135,000,000 REVOLVING CREDIT AGREEMENT


          AMENDED AND RESTATED $135,000,000 REVOLVING CREDIT AGREEMENT, dated as of October 22, 1997 and amended and restated as of September 30, 1998 (this "Agreement"), among Health Care Property Investors, Inc., a Maryland corporation (the "Company"), each of the banks identified on the signature pages hereof (each, a "Bank" and, collectively, the "Banks"), The Bank of New York, as Agent for the Banks (the "Agent") and as the Issuing Bank for Letters of Credit (the "Issuing Bank"), NationsBank, N.A., successor by merger to NationsBank of Texas, N.A. ("NationsBank"), as Co-Agent, and BNY Capital Markets, Inc., as Lead
Arranger:

                              W I T N E S S E T H:

          WHEREAS, the Company has requested the Banks to lend up to $135,000,000 to the Company on a revolving basis for general corporate purposes; and

          WHEREAS, the Company wishes to amend and restate its current credit facility under the Revolving Credit Agreement, dated as of October 22, 1997, among the Company, the banks named therein, and the Agent, to provide for, among other things, the issuance of letters of credit in an amount up to $50,000,000.


          NOW, THEREFORE, the parties hereby agree as follows:


                                 ARTICLE I
                                DEFINITIONS

     Section 1.01   Definitions.

(a)            Terms Generally.  The definitions ascribed to terms in this
Section 1.01 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

(b) Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Sections 8.02(a), 8.02(b), 8.02(c), 8.02(d) or 8.03 which requires financial computations, if any such change in GAAP would have a material effect on such computations then such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the construction thereof applied in preparing the Company's audited financial statements referred to in Section 6.01(h). In the event there shall occur a change in GAAP which but for the foregoing proviso would affect the computation used to determine compliance with any covenant set forth in Sections 8.02(a), 8.02(b), 8.02(c) or 8.03 which requires financial computations, the Company and the Banks agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the Banks the protection afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms pending the execution by the Company and the Banks of any such amendment).

(c) Other Terms. The following terms shall have the meanings ascribed to them below or in the Sections of this Agreement indicated below:
          "ABR Loans" shall mean Committed Loans which bear interest at a rate based upon the Base Rate and in the manner set forth in Section 4.02.

          "Adverse Environmental Condition" shall mean any of the matters referred to in clauses (i) or (ii) of the definition of Environmental Claim.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of stock, by contract or otherwise.

          "Agency Fee" shall have the meaning ascribed to such term in Section 7.01(h).

          "Agent" shall have the meaning given to such term in the preamble of this Agreement and shall also include any successor agent hereunder.

          "Agreement" shall have the meaning given to such term in the preamble.

          "Applicable Margin" shall mean the margin set forth in the following chart applicable to the Pricing Level then in effect:

                Pricing Level     Applicable Margin
                -------------     -----------------
                     I                 0.2500%
                     II                0.3000%
                     III               0.4000%
                     IV                0.5000%
                     V                 0.7500%

Subject to (I), (II) and (III) below, "Pricing Level I" shall be applicable for so long as the rating of the Company's unsecured senior debt ("Senior Debt Rating") is greater than or equal to A by Standard & Poor's Corporation ("S&P") and greater than or equal to A2 by Moody's Investors Service, Inc. ("Moody's"); "Pricing Level II" shall be applicable for so long as the Senior Debt Rating is greater than or equal to A- by S&P and greater than or equal to A3 by Moody's and Pricing Level I is not applicable; "Pricing Level III" shall be applicable for so long as the Senior Debt Rating is greater than or equal to BBB+ by S&P and greater than or equal to Baa1 by Moody's and neither Pricing Level I nor II is applicable; "Pricing Level IV" shall be applicable for so long as the Senior Debt Rating is greater than or equal to BBB- by S&P and greater than or equal to Baa3 by Moody's and neither Pricing Level I, II nor III is applicable; and "Pricing Level V" shall be applicable for so long as neither Pricing Level I, II, III nor IV is applicable.

          Notwithstanding the foregoing, (I) in the event of a split rating as between S&P and Moody's, and one or more of Fitch Investors Service, Inc. ("Fitch") and Duff & Phelps Inc. ("D&P" and, collectively with S&P, Moody's and Fitch, the "Rating Agencies") then has or have a publicly available Senior Debt Rating or Ratings for the Company, then the pricing level shall be determined by either (i) the higher of the ratings of S&P and Moody's if either Fitch or D&P have a rating corresponding to such higher rating of S&P or Moody's, or (ii) the lower of the ratings of S&P and Moody's if neither Fitch nor D&P have a rating corresponding to the higher of the ratings of S&P and Moody's; (II) in the event that no Senior Debt Rating is made publicly available by S&P or Moody's and the Company's senior subordinated unsecured debt rating ("Subordinated Debt Rating") is made publicly available by S&P or Moody's, then for purposes of the foregoing determinations the Senior Debt Rating shall be deemed to be equal to the Subordinated Debt Rating plus one level (e.g., if S&P's Subordinated Debt Rating is A-, then S&P's Senior Debt Rating shall be deemed to be A); and (III) in the event that no Senior Debt Rating and no Subordinated Debt Rating are made available by S&P or Moody's, then Pricing Level V above shall apply.

          "Bank" shall have the meaning given to such term in the preamble of this Agreement and shall also include any other financial institution which pursuant to the provisions hereof becomes a party to this Agreement.

          "Base LIBOR" shall mean, with respect to any Interest Period for a Eurodollar Loan, the rate per annum determined by the Agent to be the arithmetic mean (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of the respective rates of interest communicated by the Reference Banks to the Agent as the rate at which U.S. dollar deposits are offered to the Reference Banks by leading banks in the London interbank deposits market at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective Reference Amounts for a term equal to such Interest Period.

          "Base Rate" shall mean a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall on any day be equal to the higher of:

          (a) the rate of interest publicly announced by the Agent from time to time as its prime commercial loan rate in effect on such day; and

          (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1% of (i) 1/2 of 1% per annum and (ii) the Federal Funds Rate.

          "Borrowing Date" shall mean the date set forth in each Committed Loan Request or Money Market Notice, as the case may be, as the date upon which the Company desires to borrow Loans pursuant to the terms of this Agreement.

          "Business Day" shall mean (i) with respect to any ABR Loan, any Letter of Credit, any payment of the Facility Fee or any Money Market Loan for which another meaning for such term is not specified in the Money Market Notice, any day except a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized by law to close and (ii) with respect to any Eurodollar Loan, any day on which commercial banks are open for domestic and international business (including dealings in U.S. dollar deposits) in London, New York City and Los Angeles.

          "Capital Lease" shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person in accordance with GAAP.

          "Capital Lease Obligations" shall mean the obligation of any Person to pay rent or other amounts under a Capital Lease.

          "Co-Agent" shall mean NationsBank and shall also include any successor co-agent hereunder.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commitment" of any Bank shall mean, in the case of each Bank
(i) prior to any such Bank's Termination Date,   the amount set forth opposite
such Bank's name under the heading "Commitment" on the signature pages hereof, or set forth in the assignment agreement executed by such Bank if it is not a Bank on the date hereof, as such amount may be adjusted from time to time pursuant to assignments of such Bank and as such amount may be reduced from time to time pursuant to Section 2.04 and (ii) after such Bank's Termination Date, zero.

          "Committed Loan Request" shall mean a request by the Company to borrow Loans pursuant to the terms hereof, which shall be substantially in the form of Exhibit B and shall specify, with respect to such requested Loans, (i) the requested Borrowing Date, (ii) the aggregate amount of Loans which the Company desires to borrow on such date, (iii) whether such requested Loans are to bear interest as ABR Loans or Eurodollar Loans, and (iv) if the requested Loans are to bear interest as Eurodollar Loans the requested term of the Interest Period therefor.

          "Committed Loans" shall mean, collectively, ABR Loans and Eurodollar Loans made pursuant to Section 2.01 to 2.03 and outstanding hereunder from time to time.

          "Committed Notes" shall mean, collectively, the promissory notes of the Company, each substantially in the form of Exhibit F.

          "Compliance Date" shall mean each of the date of this Agreement, each Borrowing Date, each Conversion/Continuance Date and the date of each delivery by the Company of a certificate requiring the Company to certify as to the accuracy of the representations and warranties contained in Article VI.

          "Consolidated Debt" shall mean Consolidated Total Liabilities less
(i) accounts payable and accrued expenses and (ii) minority interest in joint ventures, each as set forth in the most recent financial statements delivered to the Banks pursuant to this Agreement.

          "Consolidated Depreciation/Non-Cash Charges" shall mean, at any date of determination, "Depreciation/Non-Cash Charges" or the similar item, determined on a consolidated basis for the Company and its subsidiaries, as shown on the most recent consolidated statement of income for the Company and its Subsidiaries which has been delivered to the Agent pursuant to
Section 8.01(a).

          "Consolidated Funds from Operations" shall mean, for any period, "Funds From Operations" or the similar item, determined on a consolidated basis for the Company and its subsidiaries, as shown on the most recent consolidated statements of cash flows for the Company and its subsidiaries which has been delivered to the Agent pursuant to Section 8.01(a).

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its subsidiaries, determined on a consolidated basis, in accordance with GAAP with respect to all outstanding Indebtedness of the Company and its subsidiaries, including all net costs under Interest Rate Protection Agreements.

          "Consolidated Net Income" shall mean, for any period, "Net Income" or the similar item, determined on a consolidated basis for the Company and its subsidiaries, as shown on the most recent consolidated statement of income for the Company and its Subsidiaries which has been delivered to the Agent pursuant to Section 8.01(a).

          "Consolidated Senior Debt" shall mean (i) the Loans and (ii) all other Consolidated Debt unless by the terms of the instrument creating or evidencing such other Consolidated Debt it is provided that such Consolidated Debt is subordinated in right of payment to the Loans.

          "Consolidated Stockholders' Equity" shall mean, for any period, "Total Stockholders' Equity" or the similar item, determined on a consolidated basis for the Company and its subsidiaries, as shown on the most recent consolidated balance sheet for the Company and its subsidiaries which has been delivered to the Agent pursuant to Section 8.01(a).

          "Consolidated Total Assets" shall mean, at any date of determination, "Total Assets" or the similar item, determined on a consolidated basis for the Company and its subsidiaries, as shown on the most recent consolidated balance sheet for the Company and its subsidiaries which has been delivered to the Agent pursuant to Section 8.01(a).

          "Consolidated Total Liabilities" shall mean, at any date of determination, "Total Liabilities and Stockholders Equity" or the similar item, determined on a consolidated basis for the Company and its subsidiaries, as shown on the most recent consolidated balance sheet for the Company and its subsidiaries which has been delivered to the Agent pursuant to Section 8.01(a), less Consolidated Stockholders Equity.

          "Conversion/Continuance Date" shall mean the date on which a conversion of interest rates on outstanding Loans, pursuant to a Conversion/Continuance Request, shall take effect.

          "Conversion/Continuance Request" shall mean a request by the Company to convert or continue the interest rate on all or portions of outstanding Loans pursuant to the terms hereof, which shall be substantially in the form of Exhibit A and shall specify, with respect to such outstanding Loans, (i) the requested Conversion/Continuance Date, which shall be not less than three Business Days after the date of such Conversion/Continuance Request, (ii) the aggregate amount of the Loans, from and after the Conversion/Continuance Date, which are to bear interest as ABR Loans or Eurodollar Loans and (iii) if any Loans are Eurodollar Loans, the term of the Interest Periods therefor, if any.

          "Credit Documents" shall mean this Agreement, the Notes, and the Letters of Credit, as amended, supplemented or otherwise modified from time to time.

          "Default" shall mean any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

          "Environmental Claim" shall mean any notice, request for information, action, claim, order, proceeding, demand or direction (conditional or otherwise) based on, relating to or arising out of (i) any violation of any Environmental Law by the Company or any person acting on behalf of the Company, or (ii) any liabilities under any Environmental Law arising out of or otherwise in respect of any act, omission, event, condition or circumstance existing or occurring in connection with the Company, including without limitation liabilities relating to the release of Hazardous Substances (whether on-site or off-site), any claim by any third party (including, without limitation, tort suits for personal or bodily injury, tangible or intangible property damage, damage to the environment, nuisance and injunctive relief), fines, penalties or restrictions, or the transportation, storage, treatment or disposal of any Hazardous Substances.

          "Environmental Law" means (i) any federal, state, foreign and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act, the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Federal Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean a corporation, partnership or other entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414(b), (c) or (m) of the Code.

          "Eurodollar Loans" shall mean Committed Loans which bear interest at a rate based upon Base LIBOR and in the manner set forth in Section 4.03.

          "Eurodollar Reserve Percentage" shall mean for any day, that percentage, expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of eurocurrency funding liabilities. LIBOR shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" shall mean any of the events described in Section 9.01.

          "Facility Fee" shall have the meaning ascribed to such term in Section 2.09(a).

          "Face Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Facility Fee Rate" with respect to any Facility Fee payment shall mean the facility fee rate set forth in the following chart applicable to the Pricing Level (determined as set forth under "Applicable Margin" above) in effect on the date on which such Facility Fee payment is due:

               Pricing Level     Facility Fee
               -------------     ------------
                    I                0.1250%
                    II               0.1500%
                    III              0.2000%
                    IV               0.2500%
                    V                0.3750%


          "Federal Funds Rate" for any day shall mean the rate (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) on such day for Federal Funds as published in H.15(519), or any successor publication, under the heading "Federal Funds (Effective)". In the event that such rate or such publication is not published with respect to such day the Federal Funds Rate on such day shall be the "Federal Funds/Effective Rate" as posted by the Federal Reserve Bank of New York for that day in its publication "Composite Closing Quotations for U.S. Government Securities". The Federal Funds Rate for Saturdays, Sundays and any other day on which the Federal Reserve Bank of New York is closed shall be the Federal Funds Rate as in effect for the next preceding day for which such rates are published or posted, as the case may be.

          "Fronting Fee" shall have the meaning ascribed to such term in Section 3.01(j) hereof.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronounce ments of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guarantee" by any person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Substance includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

          "Indebtedness" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or other wise, of such Person in connection with letter of credit facilities, bankers' acceptance facilities, Interest Rate Protection Agreements or other similar facilities including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any condi tional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person, (e) all Indebtedness referred to in clauses (a), (b), (c) or (d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (f) all preferred stock issued by such Person which is redeemable, prior to the full satisfaction of the Company's obligations under the Credit Documents (including repayment in full of the Loans and all interest accrued thereon), other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (g) all Indebtedness of others Guaranteed by such Person. For purposes of this Agreement, the amount of any Indebtedness under clauses (c) and (e) shall be the lesser of (x) the principal amount of such Indebtedness and (y) the value of the property subject to the Lien referred to therein.

          "Initial Loan" shall mean the first Loan which is made pursuant to the terms hereof.

          "Interest Period" shall mean each one, two, three or six-month period, in the case of Eurodollar Loans; such period being the one selected by the Company pursuant to Sections 2.02 or 4.04 hereof and commencing on the date the relevant loan is made or the last day of the current Interest Period, as the case may be.

          "Interest Rate Protection Agreements" shall mean any interest rate swap agreement, interest rate cap agreement or similar arrangement used by a Person to fix or cap a floating rate of interest on Indebtedness to a negotiated maximum rate or amount.

          "Issuing Bank" shall mean The Bank of New York, or any successor to the duties, obligations and rights of The Bank of New York, in its capacity as issuer of Letters of Credit hereunder.

          "Lead Arranger" shall mean BNY Capital Markets, Inc.

          "Letter of Credit" shall have the meaning ascribed to such term in
Section 3.01 hereof.

          "Letter of Credit Commitment" shall have the meaning ascribed to such term in Section 3.01(a) hereof.

          "Letter of Credit Fee" shall have the meaning ascribed to such term in
Section 3.01(i) hereof.

          "Letter of Credit Notice" shall have the meaning ascribed to such term in Section 3.01(c) hereof.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

          "LIBOR" shall mean with respect to any Interest Period the rate per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) determined pursuant to the following formula:

                                Base LIBOR
                    ------------------------------------
          LIBOR =   (1 - Eurodollar Reserve Percentage)

          "Loans" shall, collectively, mean the Committed Loans and the Money Market Loans and, individually, any Committed Loan or any Money Market Loan.

          "Material Adverse Change" shall mean a material adverse change in the business, properties, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole since December 31, 1997.

          "Material Adverse Effect" shall mean (i) any material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, from and after the date of any determination, (ii) any material adverse effect on the ability of the Company to perform its obligations hereunder and under the Credit Documents, or
(iii) any adverse effect on the legality, validity, binding effect or enforceability of this Agreement or any other Credit Document.

          "Money Market Funding Date" shall mean the date specified in the Money Market Notice as the date of funding for such Money Market Borrowing.

          "Money Market Borrowing" shall mean one or more Money Market Loans made to the Company by one or more of the Banks and of which the Agent is given notice by a Money Market Notice.

          "Money Market Confirmation" shall mean the notice, in substantially the form of Exhibit D, pertaining to a Money Market Loan, and made pursuant to
Section 2.06(b), duly completed and executed and personally delivered or transmitted by facsimile to the Company.

          "Money Market Loan" shall mean a Loan that is made pursuant to Sections 2.05 to 2.08.

          "Money Market Notes" shall mean, collectively, the promissory notes of the Company, each substantially in the form of Exhibit G.

          "Money Market Notice" shall mean the notice made pursuant to
Section 2.06(a), duly completed and executed by the Company and the Banks proposing to make Money Market Loans and personally delivered or transmitted to the Agent.

          "Notes" shall mean, collectively, the Committed Notes and the Money Market Notes.

          "Participant" shall have the meaning ascribed to such term in Section 12.08(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Encumbrances" shall mean (i) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves (in accordance with GAAP) are being maintained, (ii) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance, (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and (v) minor imperfections of title on real estate, provided such imperfections do not render title unmarketable.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean an employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to by the Company or an ERISA Affiliate while such entity is an ERISA Affiliate.

          "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company to make payments hereunder for the account of such Bank free of deduction or withholding for income or similar taxes.

          "Pro Rata Share" shall mean, with respect to any Bank, the proportion of such Bank's Commitment to the Total Commitment of all the Banks or, if the Total Commitment shall have been canceled or reduced to $0 or expired, the proportion of such Bank's then outstanding Committed Loans to the aggregate amount of Committed Loans then outstanding.

          "Reference Amount", with respect to any Reference Bank and Interest Period, shall mean (a) if that Reference Bank is a Bank, the amount of that Bank's Eurodollar Loan scheduled to be outstanding during that Interest Period, or (b) if that Reference Bank is not a Bank, the amount scheduled to be outstanding during that Interest Period of the Eurodollar Loan of the office or affiliate of that Reference Bank that is a Bank, in each case, (i) without taking into account any reduction in the amount of any Bank's Loan through any assignment or transfer and (ii) rounded up to the nearest integral multiple of $1,000,000.

          "Reference Bank" shall mean each of The Bank of New York, NationsBank, and Wells Fargo Bank, N.A.

          "Reimbursement Obligations" shall mean, collectively, the obligations of the Company in respect of Letters of Credit then outstanding under
Section 3.01(g) to reimburse the Issuing Bank in respect of any drawing under a Letter of Credit.

          "Required Banks" shall mean at any date Banks having at least 51% of the Total Commitment or, if the Total Commitment has been canceled or terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

          "Single-Employer Plan" shall mean any Plan that is a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

          "Subsidiary" shall mean any Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of:

          (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation,

          (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or

          (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization;

provided, however, that "Subsidiary" shall not include any such entity that the Company does not control. For the purposes of this paragraph, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting equity interests, by contract or otherwise.

          "Taxes" shall have the meaning ascribed to such term in Section
5.04(a).

          "Termination Date" shall mean, with respect to any Bank, the earliest to occur of (i) the fifth anniversary of the date of the amendment and restatement of this Agreement or such later date as may be agreed to by such Bank pursuant to Section 12.12 and (ii) the date on which the obligations of such Bank to make loans hereunder shall terminate pursuant to Section 9.01 or the Commitments shall be reduced to zero pursuant to Section 2.04.
          "Total Commitment" shall mean the aggregate Commitment of all the Banks.

          "UCP" shall mean the Uniform Customs and Practices for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500, as the same may be amended and in effect from time to time.

          "Unmatured Surviving Obligations" shall mean, as of any date, any obligations under this Agreement which are contingent and unliquidated and not then due and payable on such date and which pursuant to the provisions of this Agreement survive termination of this Agreement.

          "Wholly owned Subsidiary" shall mean any Subsidiary all the equity interests of which (other than directors' qualifying shares, if a corporation) at the time are owned directly or indirectly by the Company and/or one or more Wholly owned Subsidiaries of the Company.


                                 ARTICLE II
                                  THE LOANS


          Section 2.01. Committed Loans. Prior to the Termination Date, and subject to the terms and conditions of this Agreement, upon the request of the Company, and upon the satisfaction by the Company or the waiver by each of the Banks of each of the conditions precedent contained in Section 7.02, each of the Banks, severally and not jointly with the other Banks, agrees to make one or more Committed Loans to the Company from time to time in an aggregate principal amount at any one time outstanding not to exceed its Commitment; provided, however, that the sum of (i) the aggregate principal amount of outstanding Committed Loans, (ii) the aggregate principal amount of outstanding Money Market Loans and (iii) the aggregate Face Amount of issued and outstanding Letters of Credit may not exceed the Total Commitment.

          Section 2.02  Procedure for Committed Loans .    The Company may
borrow Committed Loans by delivering a written Committed Loan Request to the Agent on or before 12:00 P.M., New York City time, on the requested Borrowing Date therefor, in the case of ABR Loans, or on the date not less than three Business Days prior to the requested Borrowing Date therefor, in the case of Eurodollar Loans. Committed Loans shall be in the minimum aggregate amount of $1,000,000 or in integral multiples of $100,000 in excess thereof.

     (b) Upon receipt of any Committed Loan Request from the Company, the Agent shall forthwith give notice to each Bank of the substance thereof. Not later than 2:00 P.M., New York City time, on the Borrowing Date specified in such Committed Loan Request, each Bank shall make available to the Agent in immediately available funds at the office of the Agent at its address set forth on the signature pages hereof, such Bank's Pro Rata Share of the requested Committed Loans.

     (c) Upon receipt by the Agent of all such funds and satisfaction by the Company or waiver by each of the Banks of each of the conditions precedent contained in Section 7.02, the Agent shall disburse to the Company on the requested Borrowing Date the Committed Loans requested in such Committed Loan Request. The Agent may, but shall not be required to, advance on behalf of any Bank such Bank's Pro Rata Share of the Committed Loans on a Borrowing Date unless such Bank shall have notified the Agent prior to such Borrowing Date that it does not intend to make available its Pro Rata Share of such Committed Loans on such date. If the Agent makes such advance, the Agent shall be entitled to recover such amount on demand from the Bank on whose behalf such advance was made, and if such Bank does not pay the Agent the amount of such advance on demand, the Company shall promptly repay such amount to the Agent. Until such amount is repaid to the Agent by such Bank or the Company, such advance shall be deemed for all purposes to be a Loan made by the Agent. The Agent shall be entitled to recover from the Bank or the Company, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Agent, at a rate per annum equal to (i) the Federal Funds Rate, for the five-day period beginning on the Borrowing Date, and (ii) the applicable rate on the Loans made on the Borrowing Date for the period beginning on the sixth day after the Borrowing Date.

     (d) In lieu of delivering the written notice described above, the Company may give the Agent telephonic notice of any request for borrowing by the time required under this Section 2.02; provided that such telephonic notice shall be confirmed by delivery of a written notice to the Agent by no later than 4:00 P.M., New York City time, on the date of such telephonic notice.

          Section 2.03. Committed Notes . The Company's obligation to repay the Committed Loans shall be evidenced by Committed Notes, one such Committed Note payable to the order of each Bank. The Committed Note of each Bank shall
(i) be in the principal amount of such Bank's Commitment, (ii) be dated the date of the initial Committed Loan and (iii) be stated to mature on the Termination Date as such date may be extended hereunder and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein. Each Bank is authorized to indicate upon the grid attached to its Committed Note all Committed Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Committed Loans made by such Bank, and interest due thereon, but the failure by any Bank to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Committed Notes.

          Section 2.04. Cancellation or Reduction of the Commitment . The Company shall have the right, upon not less than three Business Days' written notice to the Agent and upon payment of the Facility Fees accrued through the date of such cancellation or reduction, with respect to the amount of the cancellation or reduction, to cancel the Total Commitment in full or to reduce the amount thereof; provided, however, that the Total Commitment may not be canceled so long as any Loan or Letter of Credit remains outstanding; and provided, further, that the amount of any partial reduction in the Total Commit ment shall not exceed the remainder of (i) the Total Commitment on such date minus (ii) the aggregate outstanding principal amount of Committed Loans and Money Market Loans on such date. Partial reductions of the Total Commitment shall be in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate outstanding amount of Loans is less than $5,000,000, then all of such lesser amount). All such cancellations or reductions shall be permanent.

          Section 2.05. Money Market Loans . On the terms and subject to the conditions of this Agreement, each Bank, severally and for itself alone, may (but is not obligated to) make one or more Money Market Loans to the Company from time to time on or after the date hereof and prior to such Bank's Termination Date in amounts determined as indicated in the Money Market Notice and for a term that, for each Money Market Loan, is not more than 270 days from the date of funding of such Money Market Loan as provided in Section 2.07; provided, however, that the sum of (i) the aggregate principal amount of outstanding Committed Loans, (ii) the aggregate principal amount of outstanding Money Market Loans and (iii) the aggregate Face Amount of issued and outstanding Letters of Credit may not at any time exceed the Total Commitment.

          Section 2.06.  Procedure for Money Market Loans .

     (a) Money Market Notice. The Company may, from time to time, approach one or more of the Banks to determine whether such Bank or Banks will make one or more Money Market Loans. The Company and any Bank or Banks shall, if each of them in their sole discretion elects to do so, agree to enter into one or more Money Market Loans as part of such proposed Money Market Borrowing on mutually agreed-upon terms and notify the Agent by telephone, confirmed in writing by a Money Market Notice, in the form of Exhibit C hereto, from the Company and the Bank or Banks proposing to make Money Market Loans before 9:30 a.m. (Los Angeles time) on the date of the funding of such Money Market Loan (the "Money Market Funding Date"). Such Money Market Notice shall specify the amount of each Money Market Loan that such Bank or Banks will make as part of such proposed Money Market Borrowing (which amounts may, subject to the proviso in Section 2.05, exceed each such Bank's Commitment), the Money Market Funding Date and the date or dates of maturity thereof. At any time until 11:30 a.m., Los Angeles time, on the Money Market Funding Date, the Agent may, but shall be under no affirmative obligation to, notify any of the Banks proposing to make Money Market Loans pursuant to such Money Market Notice or the Company that, taking into consideration any other outstanding Committed Loan Request or Money Market Notice, such Money Market Borrowing is or may, upon or after funding thereof, be in excess of borrowing permitted by or otherwise be contrary to this Agreement and, upon such notice from the Agent, if any, such Money Market Borrowing shall be canceled and each of the Money Market Notice and the Money Market Confirmation or Confirmations relating thereto shall be deemed withdrawn and shall be of no effect.

     (b) Money Market Confirmation. Each Money Market Loan shall be made pursuant to a Money Market Confirmation in substantially the form of Exhibit D, completed and transmitted from the Bank making such Money Market Loan to the Company by facsimile or other method reasonably calculated to result in receipt by the Company before funding. Upon funding of the loan, the Company shall be bound by the terms specified in such Money Market Confirmation, which shall include the information required to be set forth in the Money Market Notice as well as the rate or rates of interest applicable to such Money Market Loan and all other terms of such Money Market Loan, provided, that such Money Market Confirmation may provide that certain specified terms of this Agreement pertaining to ABR Loans or Eurodollar Loans are to apply to such Money Market Borrowing.

     (c) Reliance. The Agent may rely and act upon notice given by telephone or in writing by individuals reasonably believed by the Agent to be those designated to the Agent by the Company or by any Bank in writing from time to time, without waiting for receipt of the Money Market Notice, and the Company hereby agrees to indemnify and hold harmless the Agent from and against any and all losses, costs, expenses, damages, claims, actions or other proceedings relating to such reliance.

          Section 2.07. Funding of Money Market Loans . No earlier than the time specified in Section 2.06(a) for the Agent to give notice concerning cancellation of the Money Market Borrowing (unless the Agent shall have earlier informed each Bank making a Money Market Loan on such Money Market Funding Date that it intends to give no such notice) and no later than 1:00 p.m. (Los Angeles time) on the Money Market Funding Date, each Bank will make available the Money Market Loan, if any, to be made by such Bank as part of the Money Market Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Company in Dollars and immediately available funds at the Company's account specified in the relevant Notice of Money Market Borrowing.

          Section 2.08. Money Market Notes . The Money Market Loans of each Bank shall be evidenced by a Money Market Note payable to the order of each Bank. The Money Market Note of each Bank shall (i) be in the principal amount of $135,000,000, or such amount less than $135,000,000 as the Company and such Bank may agree,(ii) be dated not later than the date of the initial Money Market Notice relating to a Money Market Loan made by such Bank and (iii) be stated to mature on the Termination Date as such date may be extended hereunder and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided in the applicable Money Market Confirmations. Each Bank is authorized to indicate upon the grid attached to its Money Market Note all Money Market Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Money Market Loans made by such Bank, and interest due thereon, but the failure by any Bank to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Money Market Notes.

          Section 2.09.  Certain Fees.    The Company shall pay to the Agent for
the pro rata account of the Banks a fee (the "Facility Fee") equal to the Facility Fee Rate per annum (on the basis of a 360-day year for the actual number of days involved) on the daily average amount of the Total Commitment during the quarter with respect to which such Facility Fee is being paid. Such fee shall be payable in arrears on the last day of each calendar quarter, commencing on the first such date after the date of the amendment and restatement hereof, on any date that the Total Commitment is canceled or reduced pursuant to Section 2.04 (but only with respect to the amount of such cancellation or reduction) and on the Termination Date.

     (b) The Company shall pay to the Agent for its account (i) on the date of the amendment and restatement hereof, a structuring fee, and (ii) on the date of the amendment and restatement hereof and each anniversary thereafter, an administrative fee, each pursuant to the letter, dated September 22, 1998 (the "Fee Letter"), between the Company and the Agent or as may hereafter be agreed to between the Agent and the Company.

     (c) The Company shall pay to the Agent for the account of the several Banks upfront fees based upon the Commitment of each Bank as such upfront fees are described in the Fee Letter.

          Section 2.10. Optional Prepayment . The Company shall have the right, on not less than three Business Days' written notice to the Agent in the case of Eurodollar Loans, on not less than one Business Day's written notice to the Agent in the case of ABR Loans, or such other written notice as may be agreed to by the Company and the Bank making such Money Market Loan in the case of Money Market Loans, to prepay Loans bearing interest on the same basis and having the same Interest Periods, if any, in whole or in part, without premium or penalty, in the aggregate principal amount of $1,000,000 or in integral multiples of $250,000 in excess thereof (or, if the outstanding aggregate amount of such Loan is less than $1,000,000, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of Eurodollar Loans, the amounts required by Section 5.03 or, in the case of Money Market Loans, such other compensation as may be agreed to by the Company and the Bank making such Money Market Loan. Subject to the terms and conditions hereof, prepaid Loans may be reborrowed.


                                ARTICLE III
                             LETTERS OF CREDIT

          Section 3.01. Letters of Credit. Subject to the terms and conditions hereof, the Issuing Bank shall issue letters of credit (each, a "Letter of Credit") for the account of the Company.

     (a) The Letter of Credit Commitment at any time shall be equal to the lesser of (x) $50,000,000 and (y) the difference between the Total Commitment less the aggregate outstanding principal amount of Loans on such date.

     (b) The Letters of Credit (A) shall have an aggregate Face Amount not in excess of the Letter of Credit Commitment, (B) may, at the sole option of the Issuing Bank, be renewable if so requested by the Company using the form for such request then in general use by the Issuing Bank, and (C) shall have an expiration date no later than the earlier of (i) 365 days after the date of issuance thereof and (ii) five business days prior to the Termination Date.

     (c) The Company shall, no later than 2:00 P.M. New York City time on the day three business days (or such lesser period to which the Issuing Bank may agree in writing) before the date on which issuance of a Letter of Credit is desired, give the Agent written notice substantially in the form of Exhibit E (effective upon receipt) (a "Letter of Credit Notice") specifying the date on which each Letter of Credit is to be issued, the requested expiration date thereof and the stated amount thereof, and attaching a proposed form of such letter of credit accompanied by a completed form of application for issuance of a letter of credit, using such standard form as shall then be in general use by the Issuing Bank. Upon receipt of such notice, the Agent shall notify each Bank of the contents thereof.

     (d) Upon the date of issuance of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank hereby irrevocably agrees to purchase and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, an undivided and continuing participation in such Letter of Credit, in accordance with such Bank's Pro Rata Share.

     (e) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company as to the amount paid or to be paid as a result of such demand and the respective payment date.

     (f) Each Bank shall, upon request by the Issuing Bank, remit to the Issuing Bank, through the Agent, such Bank's share (as determined in accordance with Section 3.01(d) above) of the payment made by the Issuing Bank together with interest thereon for each day from the day of demand through the day of payment at a rate equal to the Federal Funds Rate, changing as and when said rate shall change, plus, for each day from the day three business days after such demand through the day of payment, two percent. If the Issuing Bank shall have made such request to any Bank prior to 1:00 P.M. New York City time on a Business Day, such payment shall be made by each Bank no later than 4:00 P.M. New York City time on such Business Day, otherwise such payment shall be made no later than 4:00 P.M. New York City time on the next Business Day.

     (g) The Company shall, not later than 12:00 noon New York time on the date of payment of each drawing, reimburse the Issuing Bank, through the Agent, for any amounts paid by the Issuing Bank under any Letter of Credit. The Issuing Bank shall promptly remit to each Bank, through the Agent, such Bank's share (as determined in accordance with Section 3.01(d) above) of any payment received by the Issuing Bank to the extent that such Bank has reimbursed the Issuing Bank in accordance with clause (f) of this Section 3.01. To the extent that the Company does not reimburse the Issuing Bank, by means of payment pursuant to this paragraph (g) or by means of Loans issued pursuant to paragraph (h) of this
Section 3.01, for any payment by the Issuing Bank under any Letter of Credit on the date of such payment, such amounts not reimbursed shall accrue interest, payable on demand, at the rate per annum (on the basis of a 365-day year for the actual number of days involved) equal to the sum of (i) 2% per annum and (ii) the rate of interest then applicable to ABR Loans, changing as and when said rate shall change.

     (h) The Company may request that the Banks make a Committed Loan in order to pay its Reimbursement Obligation in respect of any payment of each drawing under any Letter of Credit. To the extent that the Company has not otherwise paid such Reimbursement Obligation on the date of any such drawing, the Company shall be deemed to have given a timely notice of request for Loans to be made on such day as ABR Loans in an aggregate amount of such Reimbursement Obligation; such Loans, if made consistently with the provisions of this Agreement, shall be deemed to have been made on the date of such drawing. On the day that Loans are to be made in order to pay such Reimbursement Obligation, each Bank shall, subject to and in accordance with the terms and conditions of this Agreement (including satisfaction of the conditions set forth in Article VII hereof), make a Loan, the proceeds of which shall be applied to such Reimbursement Obligation; provided, however, that such Loan may be in amounts less than the minimum aggregate principal amount or in amounts other than in multiples of $100,000 in excess thereof as required by Section 2.02(a); and provided further that, with respect to such Loan, such Bank shall be required to make available to the Issuing Bank under Section 2.02(b) only an amount equal to the difference, if any, between the amount of such Loan and the amount remitted through the Agent to the Issuing Bank pursuant to Section 3.01(f). Nothing in this paragraph (h) shall limit each Bank's irrevocable obligations with respect to participations in each Letter of Credit pursuant to this Section 3.01.

     (i) The Company shall pay to the Agent for the account of each Bank a letter of credit fee (the "Letter of Credit Fee") on such Bank's share (as determined in accordance with Section 3.01(d) above) of each Letter of Credit in the daily average undrawn Face Amount of such Letter of Credit for the period from and including the date of issuance thereof to and including the date of expiration or termination thereof at a rate per annum equal to the Applicable Margin, such fee to be paid quarterly in arrears on the 1st day of each March, June, September and December, and on the date of expiration of such Letter of Credit; provided that if any such day is not a Business Day, such fee shall be payable on the next preceding Business Day.

     (j) The Company shall pay to the Issuing Bank for the sole account of the Issuing Bank a letter of credit fronting fee (the "Fronting Fee"), based on the aggregate daily average undrawn Face Amount of Letters of Credit outstanding from time to time, pursuant to the Fee Letter, such Fronting Fee to be paid quarterly in arrears on the last day of each March, June, September and December; provided that if any such day is not a Business Day, such fee shall be payable on the next preceding Business Day. The Company shall also pay such other fees with respect to issuance, amendment, advising and like services by the Issuing Bank as are generally charged to its customers by the Issuing Bank for such services at the time such service is performed.

     (k) The obligations of the Company under this Section 3.01 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including circumstances such as: (a) any lack of validity or enforceability of any Letter of Credit or any other Credit Document; (b) the existence of any claim, set off, defense or other right that the Company or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction; (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect; (d) payment to the beneficiary of such Letter of Credit by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, or payment to the beneficiary of such Letter of Credit by the Issuing Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such payment resulting solely from the gross negligence or willful misconduct of such Issuing Bank; or (e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing. The Company bears the risk of, and neither the Issuing Bank, any of its directors, officers, employees or agents, nor any Bank, shall be liable or responsible for, any of the foregoing matters, the use that may be made of any Letter of Credit or acts or omissions of the beneficiary or any transferee in connection therewith.

     (l) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof (including Section 2.04) in an amount equal to such Bank's share (as determined in accordance with Section 3.01(d) above) of the then undrawn Face Amount of such Letter of Credit; provided, however, that for the purpose of determining whether any requested Loan or Letter of Credit would exceed the Total Commitment if made, on each day during the period commencing with the giving of notice by the Company to the Issuing Bank of a requested Letter of Credit pursuant to Section 3.01(c), the Commitment of each Bank shall be deemed to be utilized in an amount equal to such Bank's Commitment with respect to the then undrawn Face Amount of such Letter of Credit.

     (m) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be subject to the conditions precedent that such Letter of Credit shall be in such form as shall be satisfactory to the Issuing Bank in its reasonable discretion and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested.

     (n) If, at any time, after the Issuing Bank has made payment on a demand under a Letter of Credit and has received from any Bank such Bank's share of such payment, and the Issuing Bank receives any payment or makes any application of funds on account of the Company's Reimbursement Obligations under such Letter of Credit arising from such payment, the Issuing Bank will pay to the Agent, for the account of such Bank, such Bank's share (as determined in accordance with Section 3.01(d) above) of such payment.

     (o) If any amount received by the Issuing Bank on account of any Letter of Credit Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each Bank shall, promptly upon notice from the Issuing Bank, pay over to the Agent for the account of the Issuing Bank its share (as determined in accordance with Section 3.01(d) above) of such amount, together with its Pro Rata Share of any interest or penalties payable with respect thereto.

     (p) In the event that the obligations of any Bank to make Loans or of the Issuing Bank to issue Letters of Credit terminates upon the occurrence of an event of default or otherwise, upon such termination, the Company shall, prior to the Termination Date, either (i) cause all Letters of Credit to be returned to the Issuing Bank for cancellation or (ii) deposit with the Issuing Bank an amount of cash equal to the Face Amount of all Letters of Credit not so returned to the Issuing Bank upon such termination. The Issuing Bank shall hold funds so deposited for the ratable benefit of the Banks as collateral against the obligation of the Banks to pay such Letters of Credit in the event of any draw with respect hereto. The Issuing Bank shall return to the Company any amounts deposited with it pursuant to this Section 3.01(p) promptly upon the expiration or cancellation of each Letter of Credit with respect to which such funds were deposited.

     (q) Notwithstanding any other provision hereof, each Bank hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, its obligation to make the payments specified in this Section 3.01, and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatsoever. The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

                                  ARTICLE IV
                 INTEREST, METHOD OF PAYMENT, CONVERSION, ETC.

          Section 4.01. Procedure for Interest Rate Determination. Unless the Company shall request in a Committed Loan Request or in a Conversion/Continuance Request that the Committed Loans (or portions thereof) bear interest as Eurodollar Loans, the Committed Loans shall bear interest as ABR Loans.

     (b) Each Money Market Loan shall bear interest at the rate per annum and subject to change or adjustment, if any, as agreed to by the Company and the Bank making such Money Market Loan and as set forth in a Money Market Confirmation.

          Section 4.02. Interest on ABR Loans . Each ABR Loan shall bear interest from the date of such ABR Loan until maturity thereof or until such ABR Loan is repaid, or the beginning of any relevant Interest Period, as the case may be, payable in arrears on the last day of each calendar quarter of each year, commencing with the first such date after the date hereof, and on the date such ABR Loan is repaid, at a rate per annum (on the basis of a 365- or 366-day year for the actual number of days involved in the case of ABR Loans which accrue interest based upon the Prime Rate and on the basis of a 360-day year for the actual number of days involved in the case of ABR Loans which accrue interest based upon the Federal Funds Rate) equal to the Base Rate in effect from time to time, which rate shall change as and when said Base Rate shall change.

          Section 4.03.  Interest on Eurodollar Loans .     Each Eurodollar Loan
shall bear interest from the date of such Eurodollar Loan until maturity thereof or until such Loan is repaid, payable in arrears, with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, on the day which is three months after the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum (on the basis of a 360-day year for the actual number of days involved), determined by the Agent with respect to each Interest Period with respect to Eurodollar Loans, equal to the sum of (i) the Applicable Margin and (ii) LIBOR.

     (b) The Interest Period for each Eurodollar Loan shall be selected by the Company at least three Business Days prior to the beginning of such Interest Period. If the Company fails to notify the Agent of the Interest Period for a subsequent Eurodollar Loan at least three Business Days prior to the last day of the then current Interest Period of an outstanding Eurodollar Loan, then such outstanding Eurodollar Loan shall become an ABR Loan at the end of such current Interest Period.

     (c) Notwithstanding the foregoing: (i) if any Interest Period for a Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iii) no Interest Period for a Eurodollar Loan may extend beyond the Termination Date.

     (d) Eurodollar Loans shall be made by each Bank from its branch or affiliate identified as its Eurodollar Lending Office on the signature page hereto, or such other branch or affiliate as it may hereafter designate to the Company and the Agent as its Eurodollar Lending Office. A Bank shall not change its Eurodollar Lending Office designation if it, at the time of the making of such change, increases the amounts that would have been payable by the Company to such Bank under this Agreement in the absence of such a change.

          Section 4.04. Conversion/Continuance. The Company may request, by delivery to the Agent of a written Conversion/Continuance Request not less than three Business Days prior to a requested Conversion/Continuance Date, that all or portions of the outstanding Committed Loans (and any Money Market Loans allowing the option described in this Section 4.04), in the aggregate amount of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if the aggregate amount of outstanding Loans is less than $1,000,000, then all such lesser amount), to bear interest from and after the Conversion/Continuance Date as either ABR Loans or Eurodollar Loans.

     (b) Upon receipt of any such Conversion/Continuance Request from the Company, the Agent shall forthwith give notice to each Bank of the substance thereof. Effective on such Conversion/Continuance Date and upon payment by the Company of the amounts, if any, required by Section 4.03, the Committed Loans or portions thereof as to which the Conversion/Continuance Request was made shall commence to accrue interest as set forth in this Article IV for the interest rate selected by the Company.

     (c) In lieu of delivering the above described notice, the Company may give the Agent telephonic notice hereunder by the required time under this Section 4.04; provided that such telephonic notice shall be confirmed by delivery of a written notice to the Agent by no later than 4:00 P.M., New York City time, the date of such telephonic notice.

     (d) To the extent agreed to by the Company and any Bank making a Money Market Loan, such Money Market Loan may be continued as a Money Market Loan.

          Section 4.05. Post Default Interest . Upon the occurrence and during the continuation of an Event of Default, all Loans and any unpaid installment of interest thereon shall bear interest at a rate per annum (on the basis of a 360-day year for the actual number of days involved) equal to the sum of (i) 2% and
(ii) with respect to ABR Loans, the rate of interest then applicable to ABR Loans, changing as and when said rate shall change; with respect to Eurodollar Loans, the rate of interest applicable to each such Eurodollar Loan; and, with respect to Money Market Loans, the agreed-upon rate of interest applicable to such Money Market Loan, changing as and when said rate shall change if such rate shall be subject to change. Interest payable pursuant to this Section 4.05 shall be payable on demand.

          Section 4.06.  Maximum Interest Rate.    Nothing in this Agreement or
the Notes shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section
12.01 is intended to limit the rate of interest payable for the account of any Bank to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Bank by supervening provisions of U.S. Federal law.

     (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article IV, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.


                                 ARTICLE V
                         DISBURSEMENT AND PAYMENT

     Section 5.01. Pro Rata Treatment. Each payment of the Facility Fee and each reduction of the Total Commitment shall be apportioned among the Banks in proportion to each Bank's Pro Rata Share. Except as provided in Section 5.04 or 5.05, the Committed Notes or portions thereof as to which a Conversion/Continuance Request has been made pursuant to Section 4.04 hereof shall at all times bear interest on the same basis (as ABR Loans and Eurodollar Loans) and the Interest Periods applicable thereto, if any, shall be of the same duration.

          Section 5.02.  Method of Payment .   All payments of principal and
interest on Money Market Loans and under Money Market Notes shall be made without set-off or counterclaim (i) to each of the Banks entitled thereto, for its account, or (ii) if an Event of Default has occurred and is continuing, to the Agent for the account of the Banks entitled thereto, in each case, in lawful money of the United States and in immediately available funds at the office of such Bank specified in the relevant Money Market Confirmation provided, that the Company shall give the Agent notice, confirmed by the relevant Bank, of all payments or prepayments of principal upon any Money Market Loans made directly to any Bank on the same business day on which such payments are made.

     (b) All other payments by the Company hereunder and under the Committed Notes or in connection with Letters of Credit shall be made without set-off or counterclaim to the Agent, for its account or for the account of the Bank or Banks entitled thereto, as the case may be, in lawful money of the United States and in immediately available funds at the office of the Agent on the date when due.

          Section 5.03.  Compensation for Losses .    Compensation.  In the
event that (i) the Company makes a prepayment under Section 2.10 on a day other than the last day of the Interest Period for the amount so prepaid, (ii) a Conversion/Continuance Date selected pursuant to Section 4.04 falls on a day other than the last day of the Interest Period for the amount as to which a conversion is made, (iii) the Company revokes any notice given under
Section 2.02 requesting Eurodollar Loans, (iv) Eurodollar Loans or Money Market Loans bearing interest on the basis of a similar variable interbank rate or portions thereof are converted into ABR Loans pursuant to Section 5.05 on a day other than the last day of the Interest Period for the Eurodollar Loans so converted, or (v) the Eurodollar Loans or Money Market Loans bearing interest on the basis of a similar variable interbank rate shall be declared to be due and payable prior to the scheduled maturity thereof pursuant to Section 9.01, the Company shall pay to each Bank promptly after its demand an amount which will compensate such Bank for any costs and losses incurred by such Bank as a result of such prepayment, conversion, declaration or revocation of notice in respect of funds obtained for the purpose of making or maintaining such Bank's Eurodollar Loans or Money Market Loans, as the case may be, or any part thereof. Such compensation shall include an amount equal to the excess, if any, of
(i) the amount of interest which would have accrued on the amount so paid or prepaid, or not borrowed or converted, for the period from the date of such payment or prepayment or conversion or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Loan provided for herein (excluding, however, the Applicable Margin included therein) over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market.

     (b) Certificate, Etc. Each Bank shall promptly notify the Company, with a copy to the Agent, upon becoming aware that the Company may be required to make any payment pursuant to this Section 5.03. When requesting payment pursuant to this Section 5.03, each Bank shall provide to the Company, with a copy to the Agent, a certificate, signed by an officer of such Bank, setting forth the amount required to be paid by the Company to such Bank and the computations made by such Bank to determine such amount. In the absence of manifest error, such certificate shall be conclusive and binding on the Company as to the amount so required to be paid by the Company to such Bank.

     (c) Participants. Subject to Section 12.08(e), each Participant shall be deemed a "Bank" for the purposes of this Section 5.03.

          Section 5.04. Withholding, Reserves and Additional Costs. Withholding. To the extent permitted by law, all payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Bank free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (collectively, the "Taxes"); provided that "Taxes" shall not include taxes imposed on or measured by the overall net income of any Bank by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any foreign office, branch or subsidiary of such Bank by any foreign country or subdivision thereof in which such office, branch or subsidiary is doing business. If any Taxes are required to be withheld or deducted from any amount payable under this Agreement or any Note, then the amount payable under this Agreement or such Note shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Bank the amount stated to be payable under this Agreement or such Note.
The Company shall execute and deliver to any Bank upon its request such further instruments as may be necessary or desirable to give full force and effect to any such increase, including a new Note of the Company to be issued in exchange for any Note theretofore issued. If any of the Taxes specified in this Sec tion 5.04(a) are paid by any Bank, the Company shall, not later than 10 days after demand of such Bank, reimburse such Bank for such payments, together with any interest, penalties and expenses incurred in connection therewith, plus interest thereon commencing 10 days after such demand at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the sum of 2% and the interest rate then applicable to ABR Loans, changing as and when such rate shall change, from the date such payment or payments are made by such Bank to the date of reimbursement by the Company; provided, however, that the Company shall not be required to indemnify any Bank or Participant for penalties and expenses that result from the gross negligence or willful misconduct of such Bank or Participant. The Company shall deliver to the Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Company hereunder. Notwithstanding the foregoing, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required in this Section on account of such deductions or withhol dings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank other than a Bank (i) who is a U.S. Person for U.S. Federal income tax purposes or (ii) who has the Prescribed Forms on file with the Company for the applicable year to the extent deduction or withholding of such taxes is not required as a result of such filing of such Prescribed Forms; provided that if the Company shall so deduct or withhold any such taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

     (b) Additional Costs. (i) If, after the date of the amendment and restatement hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof or the enactment of any law or regulation shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Banks' Commitments or the Loans or (2) impose on any Bank any other condition regarding this Agreement, its Commitment or the Loans and the result of any event referred to in clause (1) or (2) of this clause (b) shall be to increase the cost to any Bank of maintaining its Commitment or the Loans (which increase in cost shall be calculated in accordance with each Bank's reasonable averaging and attribution methods) by an amount which any such Bank deems to be material, then, upon written demand by such Bank, the Company shall pay to such Bank within 10 days of such written demand an amount equal to such increase in cost; provided that in respect of any Loan, no such compensation shall be payable to the extent that, in the reasonable opinion of such Bank, the interest rate on the Loans has been adjusted to account for such increased cost. Such amount shall bear interest, commencing 10 days after receipt by the Company of such demand until payment in full thereof, at a rate per annum (based on a 360-day year, for the actual number of days involved) equal to the sum of 2% and the interest rate then applicable to ABR Loans, changing as and when such rate shall change.

          (ii) If any Bank shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (including any such adoption or change made prior to the date of the amendment and restatement hereof but not effective until after the date of the amendment and restatement hereof), or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital for any such Bank or any corporation controlling such Bank as a consequence of its obligations under this Agreement to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy), then from time to time, not later than 10 days after written demand by such Bank, the Company shall pay to such Bank such addi tional amount or amounts as will compensate such Bank for such reduction, plus interest thereon commencing 10 days after receipt by the Company of such written demand at a rate per annum (based on a 360-day year, for the actual number of days involved) equal to the sum of 2% and the interest rate then applicable to ABR Loans, changing as and when such rate shall change, from the date of such demand by such Bank to the date of payment by the Company.

     (c) Lending Office Designations. Before giving any notice to the Company pursuant to this Section 5.04, each Bank shall, if possible, designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

     (d) Certificate, Etc. Each Bank shall promptly notify the Company, with a copy to the Agent, upon becoming aware that the Company may be required to make any payment pursuant to this Section 5.04. When requesting payment pursuant to this Section 5.04, each Bank shall provide to the Company, with a copy to the Agent, a certificate, signed by an officer of such Bank, setting forth the amount required to be paid by the Company to such Bank and the computations made by such Bank to determine such amount. Determinations and allocations by such Bank for purposes of this Section 5.04 shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate. Allocations shall not be deemed reasonable unless made ratably, to the extent practical, to all the affected Bank's assets, commitments, activities and other relevant aspects of such Bank's business. In the absence of manifest error, such certificate shall be conclusive and binding on the Company as to the amount so required to be paid by the Company to such Bank.

     (e) Participants. Subject to Section 12.08(e), each Participant shall be deemed a "Bank" for the purposes of this Section 5.04.

          Section 5.05. Unavailability. If at any time any Bank shall have determined in good faith (which determination shall be conclusive) that the making or maintenance of all or any part of such Bank's Eurodollar Loans has been made impracticable or unlawful because of compliance by such Bank in good faith with any law or guideline or interpretation or administration thereof by any official body charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law), because U.S. dollar deposits in the amount and requested maturity of such Eurodollar Loans are not available to the Bank in the London Eurodollar interbank market, or because of any other reason, then the Agent, upon notification to it of such determination by such Bank, shall forthwith advise the other Banks and the Company thereof. Upon such date as shall be specified in such notice and until such time as the Agent, upon notification to it by such Bank, shall notify the Company and the other Banks that the circumstances specified by it in such notice no longer apply, (i) notwithstanding any other provision of this Agreement, such Eurodollar Loans of such Bank shall automati cally and without requirement of notice by the Company be converted to ABR Loans and (ii) the obligation of only such Bank to allow borrowing, elections and renewals of Eurodollar Loans shall be suspended, and, if the Company shall request in a Committed Loan Request or Conversion/Continuance Request that such Bank make a Eurodollar Loan, the loan requested to be made by such Bank shall instead be made as an ABR Loan.

          Section 5.06. Additional Costs in Respect of Letters of Credit . Except in the case of increased cost attributable to the imposition of taxes as to which the Company's liability is governed by Section 5.04(a), if as a result of any change after the date of the amendment and restatement hereof in applicable law or regulation or in the interpretation thereof by any Governmental Authority there shall be imposed, modified or deemed applicable any reserve, special deposit, capital adequacy requirement or other requirements against or with respect to or measured by reference to Letters of Credit issued or to be issued by the Issuing Bank hereunder and the result shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit hereunder, or reduce any amount receivable by the Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), the Company shall, upon demand by the Issuing Bank, pay to the Issuing Bank within 10 days of such written demand such additional amounts as the Issuing Bank from time to time specifies as necessary to compensate the Issuing Bank for such increased costs or reductions in amounts receivable.

     (b) Certificate, Etc. The Issuing Bank shall promptly notify the Company, with a copy to the Agent, upon becoming aware that the Company may be required to make any payment pursuant to this Section 5.06. When requesting payment pursuant to this Section 5.06, the Issuing Bank shall provide to the Company, with a copy to the Agent, a certificate, signed by an officer of the Issuing Bank, setting forth the amount required to be paid by the Company to the Issuing Bank and the computations made by the issuing Bank to determine such amount. Determinations and allocations by the Issuing Bank for purposes of this Section
5.06 shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate. Allocations shall not be deemed reasonable unless made ratably, to the extent practical, to all the Issuing Bank's assets, commitments, activities and other relevant aspects of the Issuing Bank's business. In the absence of manifest error, such certificate shall be conclusive and binding on the Company as to the amount so required to be paid by the Company to the Issuing Bank. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any payment to the Issuing Bank pursuant to this Section 5.06 with respect to costs, reductions or other amounts relating to any time which is greater than 30 days prior to the Issuing Bank's request therefor.

          Section 5.07. Commercial Practices in Respect of Letters of Credit . Without affecting any rights the Banks may have under applicable law (including under the UCP), the Company agrees that none of the Banks, the Issuing Bank or the Agent nor any of their respective officers or directors shall be liable or responsible for, and the obligations of the Company to the Banks, the Issuing Bank, and the Agent hereunder shall not in any manner be affected by: (i) the use that may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person; (ii) the validity, sufficiency or genuineness of documents other than the Issuing Bank Letters of Credit, or of any endorsement(s) thereon, even if such documents should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that the foregoing shall not operate to bar a claim against a Bank or the Issuing Bank to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company that are caused by such Bank's or Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or such Bank's or Issuing Bank's failure to pay under such Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Bank or the Issuing Bank may accept documents that appear on their face to be in order without responsibility for further investigation.


                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

     Section 6.01. Representations and Warranties. As of each Compliance Date, the Company represents and warrants to the Banks that:

     (a) Subsidiaries. At the date hereof, the Company has no Subsidiaries and is a participant in no joint ventures other than as listed on Schedule 6.01(a).

     (b) Good Standing and Power. The Company is duly organized and validly existing and in good standing under the laws of the State of Maryland; and the Company has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Each of the corporate Subsidiaries of the Company are corporations, each duly organized and validly existing, under the laws of the jurisdiction of its incorporation; each other Subsidiary is an entity duly organized and validly existing under the laws of the jurisdiction of its organization; and each Subsidiary has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified, or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

     (c) Corporate Authority. The Company has full corporate power and authority to execute, deliver and perform its obligations under each of the Credit Documents, to make the borrowings contemplated hereby, and to execute and deliver the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required as a condition to the validity or performance by the Company of its obligations under any of the Credit Documents.

     (d) Authorizations. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons which are necessary for the borrowing hereunder, the execution and delivery of the Credit Documents, the performance by the Company of its obligations hereunder and thereunder have been effected or obtained and are in full force and effect.

     (e) Binding Agreements. This Agreement constitutes, and the Notes, when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (f) Litigation. There are no proceedings pending or, so far as the officers of the Company know, proceedings or investigations threatened before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Company or any of its Subsidiaries, would have a Material Adverse Effect or relates to any Credit Document or the lending transactions contemplated hereby and thereby.

     (g) No Conflicts. There is no statute, regulation, rule, order or judgment, and no provision of any material agreement or instrument binding on the Company or any of its Subsidiaries, or affecting their respective properties and no provision of the certificate of incorporation, by-laws, governing partnership agreement or other organizational document of the Company or any of its Subsidiaries, which would prohibit, conflict with or in any way prevent the execution, delivery, or performance of the terms of the Credit Documents or the incurrence of the obligations provided for herein and therein, or result in or require the creation or imposition of any Lien on any of the Company's or its Subsidiaries' properties as a consequence of the execution, delivery and performance of any Credit Document or the lending transactions contemplated hereby and thereby.

     (h) Financial Condition. (i) The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997, together with consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, certified by Arthur Andersen & Co., heretofore delivered to the Agent and the Banks, fairly present the consolidated financial condition of the Company and its Subsidiaries and the results of their operations as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the periods involved. As of the date hereof, there are no material liabilities, direct or indirect, fixed or contingent, of the Company or any of its Subsidiaries as of the dates of such balance sheet which are not reflected therein or in the notes thereto.

         (ii) The unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 1998, and June 30, 1998, together with unaudited and consolidated statements of income for the three month and six month periods then ended and the unaudited statements of cash flows for the three months and six months, respectively, then ended, heretofore delivered to the Agent and the Banks, fairly present the consolidated financial condition of the Company and its Subsidiaries and the results of their operations as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the periods involved, subject to the omission or curtailment of footnotes. As of the date hereof, there are no material liabilities, direct or indirect, fixed or contingent, of the Company and any of its Subsidiaries as of the dates of such balance sheets which are not reflected therein or in the notes thereto.

        (iii)  There has been no Material Adverse Change.

        (iv) Since December 31, 1997, there has not occurred any fact, event or condition which could have a Material Adverse Effect.

      (i) Taxes. The Company and each of its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes required to be shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments, fees, liabilities, penalties or other charges imposed on it or any of its property by any Governmental Authority, except for any taxes, assessments, fees, liabilities, penalties or other charges (x) which are being contested in good faith and for which adequate reserves (in accordance with GAAP) have been established or (y) of which the failure to file or pay would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries taken as a whole.

     (j) Use of Proceeds. The proceeds of the Loans will be used by the Company for general corporate purposes.

     (k) Margin Regulations. No part of the proceeds of any Loan will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, or extend credit to others for the purpose of purchasing or carrying, any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     (l) No Material Misstatements. All written information relating to the Company and its Subsidiaries heretofore delivered by the Company and its Subsidiaries to the Agent or any Bank in connection with the Credit Documents is complete and correct in all material respects for the purposes for which such information was delivered.

     (m) Title to Properties; Possession Under Leases. The Company and its Subsidiaries each have good and marketable title to, or valid leasehold interests in, all properties and assets reflected on the consolidated balance sheet of the Company as of December 31, 1997, referred to in Section 6.01(h), except for (x) such properties and assets as have been disposed of in the ordinary course of business or as would have been permitted by this Agreement if then in effect since the date of such financial statements, (y) minor defects in title that do not interfere with the ability of the Company or any of such Subsidiaries to conduct its business as now conducted and (z) such other items as would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries taken as a whole. All such assets and properties are free and clear of all Liens, except Liens permitted pursuant to this Agreement.

     (n) Leases. Except as could not, in any one case individually or all cases in the aggregate, have a Material Adverse Effect, (i) there are no renewal or extension options applicable to any lease to which the Company or any Subsidiary is a party; (ii) to the Company's knowledge, no condition exists which, with the giving of notice or the passage of time, or both, would permit any lessee to cancel its obligations under any lease to which the Company or any Subsidiary is a party; (iii) the Company has received no notice that any lessee intends to cease operations at any leased property prior to the expiration of the term of the applicable lease (other than temporarily due to casualty, remodeling, renovation or any similar cause); and (iv) to the Company's knowledge, none of the lessees or their sub-lessees, if any, under any of the leases to which the Company or any Subsidiary is a party is the subject of any bankruptcy, reorganizations, insolvency or similar proceeding.

     (o) Conduct of Business. At the date hereof, the Company and its Subsidiaries hold all authorizations, consents, approvals, registrations, franchises, licenses and permits, with or from Governmental Authorities and other Persons as are required or necessary for them to own their properties and conduct their business as now conducted, except for any authorizations, consents, approvals, registrations, franchises, licenses and permits, of which the failure to hold would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries taken as a whole.

     (p) Compliance with Laws and Charter Documents. Neither the Company nor any Subsidiary thereof is in violation of (a) any law, statute, rule, regulation or order of any Governmental Authority (including Environmental Laws) applicable to it or its properties or assets or (b) its certificate of incorporation, by-laws, governing partnership agreement or other organizational document, except for any such violation as would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries taken as a whole.

     (q) ERISA. (i) Neither the Company nor any ERISA Affiliate has engaged in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA).

          (ii) Except those items that would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries taken as a whole, no Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof and neither the Company nor any ERISA Affiliate is (A) required to give security to any Single-Employer Plan pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, or (B) subject to a lien in favor of such a Plan under Section 302(f) of ERISA.

         (iii) Except those items that would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, no liability under Sections 4062, 4063, 4064 OR 4069 of ERISA has been or is expected by the Company to be incurred by the Company or any ERISA Affiliate with respect to any Single-Employer Plan and neither the Company nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

         (iv) Except those items that would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, under each Single-Employer Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all benefit liabilities (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the fair market value of the asset of such Plan by more than $1,000,000, and there has been no material change in the financial condition of the Plan since the last day of the most recent plan year.

          (v) Insofar as the representations and warranties of the Company and its ERISA Affiliates contained in clauses (i) and (ii) above relate to any Plan which is a multiemployer plan, such representations and warranties are made to the best knowledge of the Company and its ERISA Affiliates. As used in this Section, (A) "accumulated funding deficiency" shall have the meaning assigned to such term in Section 412 of the Code and Section 302 of ERISA; (ii) "multiemployer plan" and "plan year" shall have the respective meanings assigned to such terms in Section 3 of ERISA; (C) "benefit liabilities" shall have the meaning assigned to such term in Section 4001 of ERISA; (D) "taxable period" shall have the meaning assigned to such term in Section 4975 of the Code; and
(E) "withdrawal liability" shall have the meaning assigned to such term in
Part 1 of Subtitle E of Title IV of ERISA.

     (r) Not an Investment Company. Neither the Company nor any of its Subsidiaries is or, after giving effect to the transactions contemplated hereby will be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (s) Environmental Matters. Except as could not, individually or in the aggregate, have a Material Adverse Effect, (i) the businesses as presently or formerly engaged in by the Company and its Subsidiaries are and have been conducted in compliance in all material respects with all applicable Environmental Laws, including, without limitation, having required permits, licenses and other approvals and authorizations, during the time the Company and its Subsidiaries engaged in such businesses, (ii) the properties presently or formerly owned or operated by the Company and its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) (the "Properties) do not, to the Company's knowledge, contain any Hazardous Substance in violation of applicable Environmental Law (provided, however, that with respect to Properties formerly owned or operated by the Company or any Subsidiary, such representation is limited to the period the Company or such Subsidiary owned or operated such Properties), (iii) the Company has not received any notices, demand letters or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that the Company may be in violation of any Environmental Law in connection with the ownership or operation of the Company's businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the Company's knowledge, threatened against the Company or any Subsidiary with respect to the Company or any Subsidiary or the Properties relating to any violation, or alleged violation, of, or liability under, any Environmental Law,
(v) no reports have been filed, or, to the Company's knowledge, are required to be filed, by the Company or any Subsidiary concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Properties, (vi) to the Company's knowledge, no Hazardous Substance has been disposed of, transferred, released or transported from any of the Properties during the time such Property was owned or operated by the Company or its Subsidiaries in violation of applicable Environmental Law as in effect at the time of said activities, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company relating to the Company or any Subsidiary or the Properties which have not been delivered to the Banks prior to the date hereof, (viii) there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any Properties which are or have been in the ownership of the Company or any Subsidiary (provided, however, that with respect to Properties formerly owned or operated by the Company or any Subsidiary, the representations in this subsection (viii) are limited to the period the Company owned or operated such Properties), (ix) there is no friable asbestos present in any Property presently owned or operated by the Company or any Subsidiary, and no asbestos has been removed from any Property while such Property was owned or operated by the Company, (x) none of the Properties has been used at any time by the Company or any Subsidiary as a sanitary landfill or hazardous waste disposal site and (xi) neither the Company nor any Subsidiary has incurred, and, to the Company's knowledge, none of the Properties are presently subject to, any material liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

     (t) Insurance. All of the properties (other than properties leased to other Persons) and operations of the Company and its Subsidiaries of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Company and its Subsidiaries carry, with such insurers in customary amounts, such other insurance as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

          (u) Year 2000. The Company and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips used by the Company and its Subsidiaries in the conduct of their businesses. The Company and its Subsidiaries are undertaking reasonable efforts to assess the efforts of its investment banks, commercial banks, primary lessees and major vendors to deal with the Year 2000 Issue. The costs to the Company and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of the systems and equipment of the Company and its Subsidiaries and the proper processing of data and the testing of such reprogramming are not reasonably expected to result in an Event of Default or to have a Material Adverse Effect on the business, properties, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole. The term "Year 2000 Issue" means the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, retransmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.


                                 ARTICLE VII
                             CONDITIONS OF LENDING

          Section 7.01. Conditions to the Availability of the Commitment. The obligations of each Bank and the Issuing Bank hereunder are subject to, and the Banks' Commitment shall not become available from the date of the Amendment and Restatement hereof until the date on which each of the following conditions precedent shall have been satisfied or waived in writing by each of the Banks, and upon such satisfaction or waiver each Bank will give a written confirmation of the same to the Company on request:

     (a) Credit Agreement. The Agent shall have received this Amended and Restated Agreement duly executed and delivered by each of the Banks and the Company.

     (b) Notes. The Agent on behalf of each Bank shall have received Committed Notes in the principal amounts equal to each such Bank's Commitment, and Money Market Notes in the principal amounts equal to the Total Commitment, each duly executed and delivered by the Company.

     (c) Good Standing Certificates. The Agent on behalf of the Banks shall have received from the Company copies of good standing certificates, dated within five (5) days prior to the date hereof, confirming the Company's representation as to good standing in Section 6.01(b) with respect to the States of Maryland[,] California and [other states, to be determined upon consultation with the Company and counsel].

     (d) Secretary's Certificate. The Agent on behalf of the Banks shall have received from the Company a certificate from the Secretary or Assistant Secretary of the Company, dated as of the date hereof, (i) certifying the incumbency of the officers executing the Credit Documents and all related documentation, (ii) attaching and certifying the resolutions of the Board of Directors of the Company relating to the execution, delivery and performance of this Agreement, and (iii) attaching and certifying the Articles of Incorporation and By-laws of the Company.

     (e) Opinion of Company Counsel. The Agent shall have received a favorable written opinion, dated the date of the amendment and restatement hereof, of Latham & Watkins, special counsel for the Company, in substantially the form of Exhibit H, and of Ballard, Spahr, Andrews & Ingersoll, special Maryland counsel for the Company, in substantially the form of Exhibit I.

     (f) Other Documents. The Agent shall have received such other certificates and documents as the Agent and the Banks reasonably may require.

     (g) Litigation. There shall not be pending or threatened any action or proceeding before any court or administrative agency relating to the lending transactions contemplated by this Agreement or any Note which, in the judgment of the Agent or any Bank, could materially impair the ability of the Company to perform its obligations hereunder or thereunder.

     (h) Agency Fee. The Agent shall have received an Agency Fee (the "Agency Fee"), which is due and payable on the date of the amendment and restatement hereof, pursuant to the Fee Letter.

          (i) Certain Fees and Expenses. The Agent shall have received (i) those certain fees that are payable as described in Section 2.09 hereof and (ii) those fees and expenses of counsel to the Agent and the Lead Arranger, as described in Section 12.03 hereof, that have been incurred up to the date of amendment and restatement hereof and of which the Agent has given the Company notice.

          Section 7.02. Conditions to All Loans. The obligations (i) of each Bank in connection with each Loan (including the Initial Loan) and (ii) of the Issuing Bank in connection with each Letter of Credit are subject to the conditions precedent that, on the date of each such Loan and issuance of each Letter of Credit and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by each Bank (upon such satisfaction or written waiver each Bank will give a written confirmation of the same to the Company on request):

     (a) Requests. (1) For each Committed Loan, the Agent shall have received a Committed Loan Request in substantially the form of Exhibit B. (2) For each Money Market Borrowing, the Agent shall have received a Money Market Notice in substantially the form of Exhibit C and the Company shall have acknowledged a Money Market Confirmation in substantially the form of Exhibit D. (3) For each Letter of Credit, the Agent and Issuing Bank shall have received a Letter of Credit Notice in substantially the form of Exhibit E.

     (b) No Default. No Default or Event of Default shall have occurred and be continuing, and the Agent shall have received from the Company a certificate to that effect signed by an authorized officer of the Company.

     (c) Representations and Warranties; Covenants. The representations and warranties contained in Article VI (other than representations and warranties that speak as of a specific date) shall be true and correct with the same effect as though such representations and warranties had been made at the time of such Loan or Letter of Credit, and the Agent shall have received from the Company a certificate to that effect signed by an authorized officer of the Company.

     (d) Fee. For each Letter of Credit, the Issuing Bank shall have received the Fronting Fee.

                                  ARTICLE VIII
                                    COVENANTS

          Section 8.01. Affirmative Covenants. Until the Termination Date, and thereafter until payment in full of the Notes and all reimbursement obligations and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations), the Company will:

     (a) Financial Statements; Compliance Certificates. Furnish to the Agent and to each Bank (i) as soon as available, but in no event more than 60 days following the end of each fiscal quarter, copies of all consolidated quarterly balance sheets, income statements and other financial statements and reports of the Company and its Subsidiaries, prepared in a format and in scope consistent with the financial statements and reports of the Company referenced in
Section 6.01(h), (ii) as soon as available, but in no event more than 105 days following the end of each fiscal year, a copy of the annual consolidated audit report and financial statements relating to the Company and its Subsidiaries, certified by Arthur Andersen & Co., one of the other "Big Six" accounting firms or another independent certified public accountant reasonably satisfactory to the Agent, prepared in a format and in scope consistent with the December 31, 1997 financial statements and reports of the Company referenced in
Section 6.01(h), (iii) as soon as available, but in no event later than 60 days following the end of each fiscal year, an annual forecast for the then-current fiscal year, prepared in a manner and in the form of the forecast provided on the date of this Agreement or in such other form as is reasonably acceptable to the Agent and the Required Banks, (iv) together with each of the financial statements delivered pursuant to clauses (i) and (ii) of this Section 8.01(a), a certificate of the Chief Financial Officer of the Company stating whether as of the last date of such financial statements any event or circumstance exists which constitutes a Default or Event of Default and, if so, stating the facts with respect thereto, together with calculations, where applicable, which establish the Company's (and where applicable, each of the Company's Subsidiaries') compliance therewith, (v) promptly upon receipt thereof, copies of any reports and management letters submitted to the Company or any of its Subsidiaries or their accountants in connection with any annual or interim audit of the books of the Company or its Subsidiaries, together with the responses thereto, if any, and (vi) such additional information, reports or statements as the Agent and the Banks from time to time may reasonably request.

     (b) Taxes. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, (i) unless and to the extent that (x) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Company or such Subsidiary, as the case may be, (y) adequate reserves (in accordance with GAAP) are maintained by the Company or such Subsidiary, as the case may be, with respect thereto, and (z) any failure to pay and discharge such taxes, assessments and governmental charges could not have a Material Adverse Effect or (ii) unless and to the extent that any failure to pay and discharge such taxes, individually or in the aggregate, would not be material and adverse to the Company and its Subsidiaries taken as a whole.

     (c) Corporate Existence. Except as permitted by Section 8.02(d) or (e), maintain, and cause each of its Subsidiaries to maintain, its existence in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to maintain such existence or to qualify would have a Material Adverse Effect.

     (d) Maintenance of Records. Will maintain, and will cause each of its Subsidiaries to maintain, complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in its respective business and activities.

     (e) Inspection. Permit, and cause each of its Subsidiaries to permit, the Agent and the Banks to have one or more of their officers and employees, or any other Person designated by the Agent or the Banks, visit and inspect any of the properties of the Company and its Subsidiaries (upon reasonable request and notice and in accordance with the agreement, if any, relating to any such property) and to examine the minute books, books of account and other records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, and discuss its affairs, finances and accounts with its officers and, at the request of the Agent or the Banks, with the Company's independent accountants, during normal business hours and at such other reasonable times and as often as the Agent or the Banks reasonably may desire.

     (f) Conduct of Business. Engage in as its principal business investing in health care related facilities in the United States.

     (g)  Notification of Defaults and Adverse Developments.  Notify the Agent
(i) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company of the occurrence of any Default or Event of Default; (ii) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company of the occurrence of a Material Adverse Change; (iii) promptly, and in any event not later than ten Business Days after the discovery by any officer of the Company of any material litigation or proceedings that are instituted or (to the knowledge of any officer of the Company) threatened against the Company or its Subsidiaries or any of their respective assets and (iv) promptly, and in any event not later than five Business Days after the discovery by any officer of the Company of the occurrence of each and every event which would be an event of default (or an event which with the giving of notice or lapse of time or both would be an event of default) under any Indebtedness of the Company or any of its Subsidiaries in a principal amount in excess of $5,000,000, such notice to include the names and addresses of the holders of such Indebtedness and the amount thereof. Upon receipt of any such notice of default or adverse development, the Agent shall forthwith give notice to each Bank of the details thereof.

     (h) Notice of ERISA Events. Within 10 days after the Company or any ERISA Affiliates knows that any of the events described in the succeeding two sentences have occurred and such occurrence or occurrences, individually or in the aggregate, could be material and adverse to the Company and its Subsidiaries taken as a whole, the Company shall furnish to the Agent a statement signed by a senior officer of the Company describing such event in reasonable detail and the action, if any, proposed to be taken with respect thereto. The events referred to in the preceding sentence are, with respect to any Single-Employer Plan:
(i) any reportable event described in Section 4043 of ERISA, other than a reportable event for which the 30-day notice requirement has been waived by the PBGC; (ii) the filing with any affected party as such term is defined in
Section 4001 of ERISA of a notice of intent to terminate the Plan; (iii) receipt of notice of an application by the PBGC to institute proceedings to terminate the Plan pursuant to Section 4042 of ERISA; (iv) withdrawal from or termination of the Plan during a plan year for which the Company or any ERISA Affiliate is or would be subject to liability under Sections 4063 or 4064 of ERISA;
(v) cessation of operations by the Company or any ERISA Affiliate at a facility under the circumstances described in Section 4062(e) of ERISA; (vi) adoption of an amendment to a Plan which is a Single-Employer Plan which would require security to be given to the Plan pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; and (vii) failure by the Company or any ERISA Affiliate to make payment to a Single-Employer Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA. Such events shall also include receipt of notice of withdrawal liability pursuant to Section 4202 of ERISA.

     (i) Environmental Matters. (i) Comply, and cause its Subsidiaries to comply, in all material respects with all applicable Environmental Laws, (ii) notify the Agent promptly after receiving notice or becoming aware of any Adverse Environmental Condition or Environmental Claims that could have a Material Adverse Effect, and (iii) promptly forward to Agent a copy of any Environmental Claim, order, notice, permit, application, or any other com munication or report received by Company or any of its Subsidiaries in connection with any such matters as they may affect such premises, if material.

     (j) Insurance on Leased Properties. Use its, and cause its Subsidiaries to use their, commercially reasonable best efforts to ensure that each lessee of a property owned in whole or in part, directly or indirectly, by the Company or any Subsidiary, and each mortgagor of a property on which the Company or any Subsidiary holds a mortgage, has, and until the Termination Date will keep, in place adequate insurance which names the Company or such Subsidiary as a loss payee. For the purposes of the preceding sentence "adequate insurance" shall mean insurance, with financially sound and reputable insurers in such amounts and insuring against such risks as are customarily maintained by similar businesses.

     (k) Further Assurances. The Company agrees to do all acts and things, as may be required by law or as, in the reasonable judgement of the Agent, may be necessary or advisable to carry out the intent and purpose of this Agreement.

          (l) Year 2000 Covenant. The Company shall take, and shall cause each of its Subsidiaries to take, all necessary action to complete in all material respects by September 30, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Company and its Subsidiaries required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed, other than action for which the failure to complete would not have a Material Adverse Effect on the business, properties, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole. At the request of the Agent, the Company shall provide, and shall cause each of its Subsidiaries to provide, to the Agent reasonable assurance of compliance with the preceding sentence.

          Section 8.02. Negative Covenants . Until the Termination Date, and thereafter until payment in full of the Notes and all reimbursement obligations and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations), the Company will not:

     (a) Secured Indebtedness. Create, incur, assume or suffer to exist any Indebtedness of the Company secured by mortgages, encumbrances or Liens, except Indebtedness secured by mortgages, encumbrances or Liens which, together with the Indebtedness of the Subsidiaries permitted under Section 8.02(b)(ii), does not exceed 30% of Consolidated Total Assets, provided, however, that the amount of any such secured Indebtedness that is used to repay unsecured Indebtedness of the Company and its Subsidiaries (other than Indebtedness to the Banks hereunder) shall not exceed 30% of Consolidated Total Assets.

     (b) Subsidiary Indebtedness. Permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness to the Company or any other Subsidiary, or (ii) Indebtedness which, together with outstanding Indebtedness of the Company permitted under Section 8.02(a) and all outstanding Indebtedness of other Subsidiaries, does not exceed 30% of Consolidated Total Assets.

     (c) Mortgages and Pledges. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien of any kind upon or in any of its property or assets, whether now owned or hereafter acquired, other than (i) Permitted Encumbrances and (ii) Liens granted in order to secure Indebtedness permitted under Section 8.02(a) or
Section 8.02(b); provided, however, that the aggregate value of property subject to Liens granted pursuant to clause (ii) (exclusive of Liens to secure Indebtedness pursuant to Section 8.02(b)(i)) shall not exceed 30% of Total Consolidated Assets.

     (d) Merger, Consolidation or Acquisition of Assets. Enter into any merger or consolidation or acquire all or substantially all of the assets of any person, firm, joint venture or corporation, or permit any Subsidiary so to do, except that: (i) a Wholly-owned Subsidiary may be merged or consolidated with one or more other Wholly-owned Subsidiaries or into the Company; (ii) the Company or any Subsidiary may merge, consolidate or acquire assets in the ordinary course of its business; (iii) the Company may be merged or consolidated with other entities so long as: (A) the Company is the surviving corporation of such merger or consolidation; (B) at the time of such merger or consolidation and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (C) the surviving corporation is engaged substantially in the same line of business as the Company; and (iv) the Company or any Subsidiary may acquire any interest in any person, firm, joint venture or corporation so long as (A) the amount of the total consideration (including any Indebtedness or liabilities incurred or assumed in connection therewith) paid in connection with such merger or consolidation of such acquired interest is not greater than 10% of Consolidated Stockholders' Equity, determined according to the last financial statements delivered pursuant to
Section 8.01(a) and (B) the acquired entity is engaged in substantially the same line of business as the Company.

     (e) Sales of Assets. Sell, lease or otherwise dispose of all or any substantial part of its assets, or permit any Subsidiary so to do, other than in the ordinary course of the Company's business or as otherwise expressly permitted hereunder.

     (f) Loans and Investments. Purchase or acquire the obligations or stock of, or any other interest in, or make loans or advances to, any Person, or permit any Subsidiary so to do, except (i) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having a maturity of not more than one year from the date of acquisition; (ii) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition thereof and, at the time of acquisition, rated at least A by S&P or A by Moody's; (iii) repurchase agreements, tax exempt investments, certificates of deposit, time deposits, Eurodollar time deposits or bankers' acceptances issued by (x) any Bank, (y) any United States commercial bank having combined capital and surplus of not less than $100,000,000 and having commercial paper rated at least A-1 by S&P or P-1 by Moody's or (z) any other bank having an ICBA Bank Analysis of B or better; (iv) certificates of deposit in an amount less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation; (v) commercial paper or bankers' acceptances of an issuer rated at least A-1 by S&P or P-1 by Moody's; (vi) money market funds invested in one or more of (i) through (v) above; (vii) loans to and investments by the Company in any Subsidiary or loans from any Subsidiary to the Company; and (viii) any such loans or investments made in the ordinary course of the Company's or a Subsidiary's business.

     (g) Transactions with Affiliates. Enter into any transactions, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary so to do, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than could be obtained in an arm's length transaction with a person not an Affiliate.

     (h) Stock and Equity Interests of Subsidiaries. Sell or otherwise dispose of any shares of capital stock or other equity interests of any Subsidiary (except (x) in connection with a merger or consolidation of a Wholly owned Subsidiary permitted by Section 8.02(d) or with the dissolution of any Subsidiary or (y) a sale in accordance with Section 8.02(e) of any equity interest in any Subsidiary that is not material to the Company and its Subsidiaries taken as a whole) or permit any Subsidiary to issue any additional shares of its capital stock or other equity interests except pro rata to its stockholders or equity holders.

     (i) Environmental Matters. Violate any Environmental Law or incur any liabilities under any Environmental Law, except to the extent that any such violation or incurrence could not have a Material Adverse Effect.

          Section 8.03. Financial Covenants. Until the Termination Date, and thereafter until payment in full of the Notes and all reimbursement obligations and performance of all other obligations of the Company hereunder (other than Unmatured Surviving Obligations),

     (a) Consolidated Stockholders' Equity. The Company will maintain Consolidated Stockholders' Equity of not less than $300,000,000.

     (b) Consolidated Senior Debt to Consolidated Stockholders' Equity Ratio. The Company will maintain a ratio of Consolidated Senior Debt to Consolidated Stockholders' Equity of not greater than 1.50:1.00.

     (c) Consolidated Debt to Consolidated Stockholders' Equity Ratio. The Company will maintain a ratio of Consolidated Debt to Consolidated Stockholders' Equity of not greater than 2.00:1.00.

     (d) Interest Coverage Ratio. The Company will not permit the ratio of (i) the sum of Consolidated Funds from Operations and Consolidated Interest Expense to (ii) Consolidated Interest Expense for the four quarter period ending on the last day of each fiscal quarter to be less than 2.25:1.00.


                                ARTICLE IX
                            EVENTS OF DEFAULT

     Section 9.01. Events of Default. If one or more of the following events (each, an "Event of Default") shall occur:

     (a) Default shall be made in the payment of any installment of principal of any Committed Note, Money Market Note or Reimbursement Obligation with respect to any Letter of Credit when due and payable, whether at maturity, by notice of intention to prepay or otherwise; or default shall be made in the payment of any installment of interest upon any Note when due and payable, and such default shall have continued for five days; or

     (b) Default shall be made in the payment of the Facility Fee or any other fee or amount payable hereunder when due and payable and such default shall have continued for five days; or

     (c) Default shall be made in the due observance or performance of any term, covenant, or agreement contained in Section 8.01(g) or in Section 8.03; or

     (d) Default shall be made in the due observance or performance of any other term, covenant or agreement contained in this Agreement, and such default shall have continued unremedied for a period of 30 days after any officer of the Company becomes aware, or should have become aware, of such default; or

     (e) Any representation or warranty made or deemed made by the Company herein or any statement or representation made in any certificate or report delivered by or on behalf of the Company in connection herewith or in connection with any Note shall prove to have been false or misleading in any material respect when made; or

     (f) Any obligation (other than its obligation hereunder) of the Company or any of its Subsidiaries for the payment of Indebtedness in excess of $5,000,000 is not paid when due or within any grace period for the payment therefor or becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

     (g)An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, in any such event, for a period of 60 days; or

     (h) The commencement by the Company or any of its Subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Subsidiaries or any substantial part of their respective property, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of inability to pay their debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries in furtherance of any such action; or

     (i) One or more judgments against the Company or any of its Subsidiaries or attachments against its property, which in the aggregate exceed $5,000,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Company or any of its Subsidiaries, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of 60 days; or

     (j) With respect to any Single-Employer Plan, any of the following shall occur: (A) the filing with any affected party as such term is defined in
     Section 4001 of ERISA of a notice of intent to terminate the Plan, or receipt of notice of an application by the PBGC to institute proceedings to terminate the Plan pursuant to Section 4042 of ERISA; in each case, if the amount of unfunded benefit liabilities, as such term is defined in
     Section 4001(a)(18) of ERISA, of the Plan as of the date such event occurs is more than $5,000,000, (B) the Company or any ERISA Affiliate incurs liability under Sections 4062(e), 4063 or 4064 of ERISA in an amount in excess of $5,000,000, (C) an amendment is adopted to the Plan which would require security to be given to the Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA in an amount in excess of $5,000,000, or
     (D) the Company or any ERISA Affiliate fails to make a payment to the Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA in an amount in excess of $5,000,000; or

     (k) Any court or governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts in a manner that would have a Material Adverse Effect on any of the lending transactions contemplated under the Credit Documents; or

     (l) The Company fails to maintain its status as a "real estate investment trust", as such term is defined in the Code;

then (i) upon the happening of any of the foregoing Events of Default, the obligation of the Banks to make any further Loans and of the Issuing Bank to issue any further Letters of Credit under this Agreement shall terminate upon declaration to that effect delivered by the Agent or the Required Banks to the Company and (ii) upon the happening of any of the foregoing Events of Default which shall be continuing, the Notes shall become and be immediately due and payable upon declaration to that effect delivered by the Agent or the Required Banks to the Company; provided that upon the happening of any event specified in
Section 9.01(g) or (h), the Notes shall become immediately due and payable and the obligation of the Banks to make any further Loans and of the Issuing Bank to issue any further Letters of Credit hereunder shall terminate without declaration or other notice to the Company. The Company expressly waives any presentment, demand, protest or other notice of any kind.


                                    ARTICLE X
                            THE AGENT AND THE BANKS

          Section 10.01.  The Agency and Co-Agency.    Each Bank appoints The
Bank of New York as its Agent hereunder and irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental hereto, and the Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Agent and the Banks shall be that of agent and principal only and nothing herein shall be construed to constitute the Agent a trustee for any Bank nor to impose on the Agent duties or obligations other than those expressly provided for herein.

     (b) Each Bank appoints NationsBank as the Co-Agent hereunder and the Co-Agent hereby accepts such appointment subject to the terms hereof. The Co-Agent, as such, shall have no duties or obligations whatsoever under this Agreement or any Loan Document or any other document or any matter related hereto or thereto, but shall nevertheless be entitled to all of the indemnities and other protection afforded to the Administrative Agent under this Article IX.

          Section 10.02. The Agent's Duties. The Agent shall promptly forward to each Bank copies, or notify each Bank as to the contents, of all notices and other communications received from the Company pursuant to the terms of this Agreement and the Notes and, in the event that the Company fails to pay when due the principal of or interest on any Loan, the Agent shall promptly give notice thereof to the Banks. As to any other matter not expressly provided for herein or therein, the Agent shall have no duty to act or refrain from acting with respect to the Company, except upon the instructions of the Required Banks. The Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement or any Note which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Company pursuant to this Agreement or any Note nor shall it be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Company to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Company or a Bank specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

          Section 10.03. Sharing of Payment and Expenses. All funds for the account of the Banks received by the Agent in respect of payments made by the Company pursuant to, or from any Person on account of, this Agreement or any Note shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably in proportion to their respective interests therein. In the event that any Bank shall receive from the Company or any other source any payment of, on account of, or for or under this Agreement or any Note (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise as permitted by law) other than in proportion to its Pro Rata Share, then such Bank shall purchase from each other Bank so much of its interest in obligations of the Company as shall be necessary in order that each Bank shall share such payment with each of the other Banks in proportion to each Bank's Pro Rata Share; provided that no Bank shall purchase any interest of any Bank that does not, to the extent that it may lawfully do so, set-off against the balance of any deposit accounts maintained with it the obligations due to it under this Agreement. In the event that any purchasing Bank shall be required to return any excess payment received by it, the purchase shall be rescinded and the purchase price restored to the extent of such return, but without interest. In the case of any payment allocable to more than one party hereto that are made with respect to obligations pursuant to this Agreement or any Note incurred prior to the date of the amendment and restatement hereof, such payments shall be apportioned, as applicable and to the extent that such payment is attributable to the period prior to the date of the amendment and restatement hereof, according to each such party's Commitment or other rights hereunder as they existed prior to such date.

          Section 10.04. The Agent's Liabilities. Each of the Banks and the Company agrees that (i) neither the Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Agent, and (iii) the Agent in such capacity shall be entitled to rely upon any notice, consent, certificate, statement or other document (including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

          Section 10.05. The Agent as a Bank. The Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" or "Banks", unless the context otherwise indicated, include the Agent in its individual capacity. The Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Company or any Subsidiary or affiliate of the Company as if it were any other Bank and without any duty to account therefor to the other Banks.

          Section 10.06. Bank Credit Decision. Neither the Agent nor any of its officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Banks as to, (i) the condition, financial or otherwise, of the Company or any Subsidiary thereof or the truth of any representation or warranty given or made herein or in any other Credit Document, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other Credit Document or any other document or instrument related hereto or thereto. Except as specifically provided herein and in the other Credit Documents to which the Agent is a party, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Company or any of its Subsidiaries, whether such information comes into the Agent's possession on or before the date hereof or at any time thereafter. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will independently and without reliance upon the Agent or any other Bank, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any Note.

          Section 10.07. Indemnification. Each Bank agrees (which agreement shall survive payment of the Loans and the Notes) to indemnify the Agent, to the extent not reimbursed by the Company, ratably in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document, or any action taken or omitted to be taken by the Agent hereunder or thereunder; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its officers or employees. Without limiting the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any Note or any amendments or supplements hereto or thereto, to the extent that the Agent is not reimbursed for such expenses by the Company.

          Section 10.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the resigning Agent's giving of notice of resignation, or the Required Banks' giving notice of removal, as the case may be, the resigning Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned or removed Agent, and the resigned or removed Agent shall be discharged from its duties and obligations under this Agreement. After any Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                              ARTICLE XI
              CONSENT TO JURISDICTION; JUDGMENT CURRENCY

     Section 11.01. Consent to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and each Note. The Company hereby appoints CT Corporation System, Inc., with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent on whom process may be served in any action which may be instituted against it by the Agent or the Banks in any state or federal court in the Borough of Manhattan, The City of New York, arising out of or relating to any Loan or this Agreement and each Note. Service of process upon such authorized agent and written notice of such service to the Company shall be deemed in every respect effective service of process upon the Company, and the Company hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in the Borough of Manhattan, The City of New York. The Company hereby irrevocably waives any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconven ient forum. Notwithstanding the foregoing, nothing herein shall in any way affect the right of the Agent or any Bank to bring any action arising out of or relating to the Loans or this Agreement and each Note in any competent court elsewhere having jurisdiction over the Company or its property.


                             ARTICLE XII
                          MISCELLANEOUS

     Section 12.01. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

     Section 12.02. Set-off. Each Bank and the Issuing Bank is authorized to set off and apply any and all deposits at any time held by such Bank against obligations of the Company under the Credit Documents.

     Section 12.03. Expenses. The Company agrees to pay (i) all reasonable out-of-pocket fees and expenses of the Agent and the Lead Arranger (including the reasonable out-of-pocket fees and expenses of Sullivan & Cromwell, as counsel to the Agent and the Lead Arranger) in connection with the preparation and negotiation of this Agreement and the other Credit Documents, any amendments, supplements or modifications hereto or thereto, in each case whether or not the transactions contemplated hereby or thereby are consummated and in connection with the consummation of the transactions contemplated hereby or thereby (ii) all reasonable out-of-pocket fees and expenses incurred by the Agent, the Issuing Bank and any Bank, including reasonable out-of pocket fees and disbursements of counsel, in connection with the execution, administration and enforcement of any provisions of this Agreement, the Notes or any amendment or supplement hereto or thereto and (iii) all reasonable out-of-pocket fees and expenses of the Agent and the Lead Arranger, including reasonable out-of-pocket fees and disbursements of counsel, in connection with the syndication of the Loans. The Company shall pay any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Notes.

          Section 12.04. Amendments. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent or the Issuing Bank are affected thereby, by the Agent or the Issuing Bank, respectively); provided that no such amendment, waiver or modification shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank, subject any Bank to any additional obligation or change the several nature or the obligations of each Bank, (ii) reduce the principal of or rate of interest on any Loan (other than interest payable pursuant to Section 4.05) or any fees hereunder, (iii) except as otherwise provided in
Section 12.12, postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) except as otherwise may result from actions taken in accordance with Section 12.12, change the percentage of any of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, or (v) amend or waive the provisions of Article V or of this Section 12.04.

          Section 12.05. Cumulative Rights and No Waiver . Each and every right granted to the Agent, the Issuing Bank and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent, the Issuing Bank or any Bank to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Agent, the Issuing Bank or any Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

          Section 12.06. Notices . Any communication, demand or notice to be given hereunder or with respect to the Notes will be duly given when delivered in writing or by telecopy to a party at its address as indicated below, except that notices from the Company pursuant to Sections 2.02 or 2.06 will not be effective until received by the Agent.

          A communication, demand or notice given pursuant to this Section 12.06 shall be addressed:

          If to the Company, at

               MacArthur Court
               9th Floor
               Newport Beach, California 92660

               Telecopy: (714) 221-0607
               Attention: Treasurer

          with copies to:

               Latham & Watkins
               633 West Fifth Street
               Suite 4000
               Los Angeles, California 90071

               Telecopy: (213) 891-8763
               Attention: Glen B. Collyer

          If to the Agent or the Issuing Bank, at its address as indicated on the signature pages hereof, with a copy to:

               Sullivan & Cromwell
               1888 Century Park East
               21st Floor
               Los Angeles, California 90067-1725

               Telecopy: (310) 712-8800
               Attention:  Alison S. Ressler

          If to any Bank, at its address as indicated on the signature pages hereof.

          Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telex, telecopy or facsimile transmission.

          Section 12.07. Separability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 12.08.  Assignments and Participations.    This Agreement
shall be binding upon and inure to the benefit of the Company, the Issuing Bank and the Banks and their respective successors and assigns, except that the Company may not assign any of its rights hereunder without the prior written consent of the Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. Each Bank agrees to give to the Company, with a copy to the Agent, prior written notice of any grant of a participating interest hereunder, which notice shall include the name of the Participant and the amount of the interest being granted. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (vi), inclusive, of
Section 12.04 without the consent of the Participant.  Subject to
Section 12.08(e), the Company agrees that each Participant shall be entitled to the benefits of Sections 5.03, 5.04 and 12.04 with respect to its participating interest. An assignment or other transfer which is not permitted by clause (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank, with (and subject to) the signed consent of the Company and the Agent (which consent shall not be unreasonably withheld); provided, however, any such assignment shall be in the minimum aggregate amount of $10,000,000; provided, further, that the foregoing consent requirement shall not be applicable in the case of, and this subsection (c) shall not restrict, an assignment or other transfer by any Bank to an affiliate of such Bank or to a Federal Reserve Bank. Upon (i) execution and delivery of such an instrument,
(ii) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and
(iii) payment by the transferee Bank or transferor Bank to the Agent of an administrative fee in the amount of $1,500, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

     (d) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 5.03 or 5.04 than such Bank would have been entitled to receive with respect to the rights trans ferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 5.04 requiring such Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

     (e) No Participant of any Bank shall be entitled to receive any greater payment under Section 5.03, Section 5.04 or Section 12.04 than such Bank would have been entitled to receive if it had not granted a participation to such Participant.

          Section 12.09. WAIVER OF JURY TRIAL . THE COMPANY, THE AGENT, THE ISSUING BANK AND EACH OF THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

          Section 12.10. Confidentiality. Except as may be required to enforce the rights and duties established hereunder, the parties hereto shall preserve in a confidential manner all information received from the other pursuant to this Agreement, the Notes and the transactions contemplated hereunder and thereunder, and shall not disclose such information except to those persons with which a confidential relationship is maintained (including regulators, affiliates, legal counsel, accountants, or designated agents), or where required by law.

          Section 12.11. Indemnity. The Company agrees to indemnify the Agent, the Issuing Bank and each of the Banks and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities of any party other than the Company and related expenses, including reasonable counsel fees and expenses incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of
(i) the execution or delivery of this Agreement or any Note or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations hereunder or thereunder or the consum mation of the transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation, or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and notwithstanding that any claim, proceeding, investigation or litigation relating to any such losses, claims, damages, liabilities or expenses is or was brought by a shareholder, creditor, employee or officer of the Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of any Indemnitee.

          The provisions of this Section 12.11 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or cancellation of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any Note, or any investigation made by or on behalf of the Banks. All amounts due under this Section 12.11 shall be payable in immediately available funds upon written demand therefor.

          Section 12.12.  Extension of Termination Dates; Removal of Banks;
Substitutions of Banks .    The Company may at its option, request all the Banks
then party to this Agreement to extend their scheduled Termination Dates by one calendar year by means of a letter in substantially the form of Exhibit J, addressed to each such Bank and the Agent. Not later than 30 days after receipt of the request to extend the Termination Dates, each such Bank electing (in its sole discretion) so to extend its scheduled Termination Date shall execute and deliver counterparts of such letter to the Company and the Agent, whereupon (unless Banks with an aggregate percentage of the Total Commitment in excess of 25% decline to extend their respective scheduled Termination Dates, in which event the Agent shall notify all the Banks thereof), such Bank's scheduled Termination Date shall be extended to October 1 of the year immediately succeeding such Bank's then-current scheduled Termination Date.

     (b) With respect to any Bank which has declined to extend such Bank's scheduled Termination Date and Banks with an aggregate percentage of the Total Commitment not in excess of 25% have not declined to extend their respective Termination Dates, the Company may in its discretion, upon not less than 30 days' prior written notice to the Agent and each Bank, remove such Bank as a party hereto. Each such notice shall specify the date of such removal (which shall be a Business Day), which shall thereupon become the scheduled Termination Date for such Bank.

     (c) In the event that any Bank does not extend its scheduled Termination Date pursuant to subsection (a) above or is the subject of a notice of removal pursuant to subsection (b) above, then, at any time prior to the Termination Date for such Bank (a "Terminating Bank"), the Company may, at its option, arrange to have one or more other financial institutions acceptable to the Agent (which may be a Bank or Banks and each of which shall herein be called a "Successor Bank") succeed to all or a percentage of the Terminating Bank's outstanding Loans, if any, and rights under this Agreement and assume all or a like percentage (as the case may be) of such Terminating Bank's Commitment and other obligations hereunder, as if (i) in the case of any Bank electing not to extend its scheduled Termination Date pursuant to subsection (a) above, such Successor Bank had extended its scheduled Termination Date pursuant to such subsection (a) and (ii) in the case of any Bank that is the subject of a notice of removal pursuant to subsection (b) above, no such notice of removal had been given by the Company. Such succession and assumption shall be effected by means of one or more agreements supplemental to this Agreement among the Terminating Bank, the Successor Bank, the Company and the Agent. On and as of the effective date of each such supplemental agreement, each Successor Bank party thereto shall be and become a Bank for all purposes of this Agreement and to the same extent as any other Bank hereunder and shall be bound by and entitled to the benefits of this Agreement in the same manner as any other Bank.

     (d) On the Termination Date for any Terminating Bank, such Terminating Bank's Commitment shall terminate and, except to the extent assigned pursuant to subsection (c) above, the Company shall pay in full all of such Terminating Bank's Loans and all other amounts payable to such Bank hereunder, including any amounts payable pursuant to Section 4.3 on account of such payment.

     (e) To the extent that all or a portion of any Terminating Bank's obligations are not assumed pursuant to subsection (c) above, the Total Commitment shall be reduced on the applicable Termination Date and each Bank's percentage of the reduced Total Commitment shall be revised pro rata to reflect such Terminating Bank's absence.

          Section 12.13. Knowledge of the Company. As used in this Agreement, knowledge of the Company shall mean to the best of any officer's knowledge, after a reasonable investigation.

          Section 12.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              HEALTH CARE PROPERTY
                              INVESTORS, INC.

                              By: /S/ Devasis Ghose
                                 Name: Devasis Ghose
                                 Title: Senior Vice President




                              THE BANK OF NEW YORK,
                              as Agent for the Banks

                              By: /s/ Rebecca K. Levine
                                 Name:  Rebecca K. Levine
                                 Title: Vice President


                              Address for Notices:

                              One Wall Street
                              18th Floor
                              New York, NY  10286

                              Attn:  Kalyani Bose
                              Fax:   (212) 635-6365

                              With a copy to:

                              The Bank of New York
                              10990 Wilshire Boulevard
                              Suite 1125
                              Los Angeles, CA  90024

                              Attn:  Lisa Y. Brown, VP
                              Fax:   (310) 996-8667

Commitment: $35,625,000       THE BANK OF NEW YORK
                              as the Issuing Bank and
                              as a Bank



                              By: /s/ Rebecca K. Levine
                                 Name:  Rebecca K. Levine
                                 Title: Vice President


                              Address for Notices:

                              One Wall Street
                              18th Floor
                              New York, NY  10286

                              Attn:  Kalyani Bose
                              Fax:   (212) 635-6365

                              With a copy to:

                              The Bank of New York
                              10990 Wilshire Boulevard
                              Suite 1125
                              Los Angeles, CA  90024

                              Attn:  Lisa Y. Brown, VP
                              Fax:   (310) 996-8667

                              Eurodollar Lending Office:

                              One Wall Street
                              18th Floor
                              New York, NY  10286

                              Attn:  Kalyani Bose
                              Fax:   (212) 635-6365

Commitment: $11,250,000       THE SUMITOMO BANK, LIMITED
                              as a Bank



                              By: /s/ Goro Hirai
                               Name:  Goro Hirai
                               Title: Joint General Manager

                              Address for Notices:

                              777 South Figueroa Street, Suite 2600
                              Los Angeles, CA  90017


                              Attn:  Peter Byun/Gail Motonaga
                              Fax:   (213) 623-6832

                              With a copy to:





                              Attn:
                              Fax:

                              Eurodollar Lending Office:

                              777 South Figueroa Street, Suite 2600
                              Los Angeles, CA  90017


                              Attn:  Miriam Delgado
                              Fax:   (213) 623-6832

Commitment: $11,250,000       BANK OF MONTREAL
                              as a Bank



                              By: /s/ Kanu Modo
                                 Name: Kanu Modo
                                 Title: Director

                              Address for Notices:





                              Attn:
                              Fax:

                              With a copy to:





                              Attn:
                              Fax:

                              Eurodollar Lending Office:





                              Attn:
                              Fax:

Commitment: $15,000,000       KBC BANK, N.V.
                              as a Bank



                         By:  /s/ Robert Snauffer
                            Name:  Robert Snauffer
                            Title: First Vice President


                         By: /s/ Michael V. Curran
                              Name: Michael V. Curran
                              Title: Vice President

                              Address for Notices:

                              125 West 55th Street
                              New York, NY  10019


                              Attn:
                              Fax:

                              With a copy to:





                              Attn:
                              Fax:

                              Eurodollar Lending Office:
                              KBC Bank N.V. - Grand Cayman Branch
                              125 West 55th Street
                              New York, NY  10019


                              Attn:  Linda Resuma
                              Fax:   (212) 958-5580

Commitment: $18,750,000       WELLS FARGO BANK
                              as a Bank



                              By:  /s/ Charles C. Warner
                                 Name:  Charles C. Warner
                                 Title: Vice President

                              Address for Notices:
                              201 Third Street, 8th Floor
                              San Francisco, CA  94103



                              Attn:  Loan Accounting/Syndications
                              Fax:   (415) 975-6770

                              With a copy to:
                              333 South Grand Avenue, 3rd Floor
                              Los Angeles, CA  90071



                              Attn:  Charles C. Warner
                              Fax:   (213) 687-3501

                              Eurodollar Lending Office:
                              201 Third Street, 8th Floor
                              San Francisco, CA  94103



                              Attn:  Loan Accounting/Syndications
                              Fax:   (415) 975-6770

Commitment: $11,250,000       BANK OF HAWAII
                              as a Bank



                              By:  /s/ David L. Ward
                                 Name: David L. Ward
                                 Title: Officer

                              Address for Notices:
             Mailing          P.O. Box 2715
                              Honolulu, HI  96803-2715

             Delivery         949 Kamokila Blvd
                              2nd Floor, West Wing
                              Kapolei, HI  96707

                              Attn:  Donna Arakawa
                              Fax:   (808) 693-1672

                              With a copy to:





                              Attn:
                              Fax:

                              Eurodollar Lending Office:

                              Same as above



                              Attn: Donna Arakawa
                              Fax:  (808) 693-1672

Commitment: $31,875,000    NATIONSBANK, N.A. (formerly known as
                           NATIONSBANK OF TEXAS)
                           as a Bank


                           By: /s/ F. Scott Singhoff
                              Name: F. Scott Singhoff
                              Title:Senior Vice President

                           Address for Notices:

                               NationsBank, N.A.
                               101 N. Tryon St.
                               15th Floor
                               Charlotte, N.C.  28255

                           Attn:  Mathew Menz
                           Fax:   704/386-8694

                           With a copy to:

                               NationsBank, N.A.
                               700 Louisiana Street
                               8th Floor
                               Houston, Texas  77002

                           Attn:  F. Scott Singhoff
                           Fax:   713/247-6719

                           Eurodollar Lending Office:

                               NationsBank, N.A.
                               101 N. Tryon St.
                               15th Floor
                               Charlotte, N.C.  28255

                           Attn:  Mathew Menz
                           Fax:   704/386-8694

                                                                       EXHIBIT A


                     FORM OF CONVERSION/CONTINUANCE REQUEST

                                      [Dated as provided
                                       in Section 4.04]
The Bank of New York
c/o The Bank of New York Representative Office
10990 Wilshire Boulevard, Suite 1700
Los Angeles, California 90024

Attn:  ____________________

          Health Care Property Investors, Inc. (the "Company") hereby gives notice of its intention to [convert/continue] [$___________] [the entire outstanding amount] of its [ABR Loans] [Eurodollar Loans] with an Interest Period of ____ days and ending on __________, ____] [to/as] [ABR Loans] [Eurodollar Loans], pursuant to the Amended and Restated Revolving Credit Agreement, dated as of October 22, 1997, and as amended and restated as of September __, 1998, among the Company, the Banks, The Bank of New York, as Agent and NationsBank of Texas, N.A., as Co-Agent(as amended, supplemented or otherwise modified from time to time, the "Agreement"), such [conversion/continuance] to be effective as of ___________, ____. [The Interest Period for the Eurodollar Loans shall be _____ days.]

          Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

                                                      HEALTH CARE PROPERTY
                           INVESTORS, INC.



                           By:_______________________
                              Name:
                              Title:

                                                                       EXHIBIT B

                         FORM OF COMMITTED LOAN REQUEST

                                      [Dated as provided
                                       in Section 2.02]
The Bank of New York
c/o Bank of New York Representative Office
10990 Wilshire Boulevard, Suite 1700
Los Angeles, California 90024

Attn:  ____________________

          Health Care Property Investors, Inc. (the "Company") hereby gives notice of its intention to borrow $____________ of Loans on _________, ____ pursuant to the Amended and Restated Revolving Credit Agreement, dated as of October 22, 1997, and as amended and restated as of September __, 1998, among the Company, the Banks, The Bank of New York, as Agent and NationsBank of Texas, N.A., as Co-Agent (as amended, supplemented or otherwise modified from time to time, the "Agreement").

          The Company hereby confirms that the amounts of Loans and Money Market Loans outstanding on the date hereof is as follows:

     Total Commitment                        $__________
     Outstanding Committed Loans             $__________
     Outstanding Money Market Loans          $__________
     Availability                            $__________

          The Company also hereby confirms that each of the representations and warranties (other than the representations and warranties that speak as of a specific date) contained in Article VI of the Agreement is true and correct on the date hereof and, after giving effect to this borrowing, will be true and correct on the proposed borrowing date as though such representation or warranty had originally been made on such dates. No Default or Event of Default has occurred and is continuing, nor will any such event occur as a result of this borrowing.

          Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

                              HEALTH CARE PROPERTY
                              INVESTORS, INC.

                              By:
                                Name: Devasis Ghose
                                Title:Senior Vice President

                                             EXHIBIT C


                           FORM OF MONEY MARKET NOTICE

                                   [Dated as provided
                                    in Section 2.06(a)]


The Bank of New York, as Agent
c/o Bank of New York Representative Office
10990 Wilshire Boulevard, Suite 1700
Los Angeles, California 90024

Attn:  ____________________

          Pursuant to the Amended and Restated Revolving Credit Agreement, dated as of October 22, 1997, and as amended and restated as of September __, 1998, among Health Care Property Investors, Inc. (the "Company"), the banks named therein, The Bank of New York, as Agent, and NationsBank of Texas, N.A., as Co-Agent (as amended, supplemented or otherwise modified from time to time, the "Agreement"), the Company and the banks named below hereby give notice of their agreement to complete a Money Market Borrowing consisting of the Money Market Loans described below.

Money Market Funding Date:

[Duplicate for each Money Market Loan:]

Bank:
Principal Amount:
Maturity:

Aggregate Principal Amount:

          The Company also hereby confirms, for the benefit of the Agent and the Bank making such Money Market Loan, if such bank so requires, that each of the representations and warranties (other than the representations and warranties that speak as of a specific date) contained in Article VI of the Agreement is true and correct on the date hereof and, after giving effect to this borrowing, will be true and correct on the proposed borrowing date as though such representation or warranty had originally been made on such dates. No Default or Event of Default has occurred and is continuing, nor will any such event occur as a result of this borrowing.

          Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

                     HEALTH CARE PROPERTY INVESTORS,INC.

                    By:
                    Name:
                    Title:

                                        Exhibit D

                                        Form of Money Market Confirmation

                                   [Date]

Health Care Property Investors, Inc.
10990 Wilshire Boulevard
Suite 1200
Los Angeles, California 90024

Attention:____________

Ladies and Gentlemen:

     This instrument constitutes a Money Market Confirmation under, and as defined by, the Amended and Restated Revolving Credit Agreement, dated as of October 22, 1997 and as amended and restated as of September __, 1998 (as amended, modified or supplemented, the "Credit Agreement"), among Health Care Property Investors, Inc. (the "Company"), The Bank of New York, in its individual corporate capacity and as Agent, and certain financial institutions referred to therein. Terms not otherwise expressly set forth herein shall have the meanings set forth in the Credit Agreement.

     The undersigned Bank hereby confirms to the Company that the Bank has agreed to make, and the Company has agreed to accept, [a] Money Market Loan[s] as follows:
 .
[Money Market Loan no. ___*]

     (a) Principal Amount:

     (b) Funding Date:

     (c) Loan Period (not to exceed 270 days):

     (d) Interest Rate:

          By acknowledgement of this Confirmation and acceptance of funds pursuant to the Money Market Loan, the Company confirms that [(i) each of the representations and warranties (other than the representations and warranties that speak as of a specific date) contained in Article VI of the Agreement is true and correct on the date hereof and, after giving effect to this borrowing, will be true and correct on the proposed borrowing date as though such representation or warranty had originally been made on such dates and (ii)] no Default or Event of Default has occurred and is continuing, nor will any such event occur as a result of this borrowing.

                              [NAME OF BANK]

                              By:  __________________________
                                   Name:
                                   Title:

     Acknowledged and accepted:

     HEALTH CARE PROPERTY INVESTORS, INC.

     By:  __________________________
          Name:
          Title:

                                                                       EXHIBIT E



            FORM OF NOTICE OF REQUEST FOR SYNDICATED LETTER OF CREDIT


[Dated as provided
                                         in Section 3.01]


The Bank of New York, as Agent
10990 Wilshire Boulevard
Suite 1700
Los Angeles, California  90024

Attn:  _____________

Dear Sirs:

          Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of October 22, 1998, and amended and restated as of September __, 1998, among Health Care Property Investors, Inc. (the "Company"), the Banks, the Agent and the Issuing Bank (as amended, supplemented or otherwise modified from time to time, the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

          Pursuant to Section 3.01(c) of the Agreement, the Company hereby gives notice of a proposed issuance of a Letter of Credit and in that connection sets forth below the terms on which such Syndicated Letter of Credit is requested to be issued:

     (A)  Requested Date of Issuance    _______________

     (B)  Requested Expiration Date     _______________

     (C)  Requested Stated Amount       _______________

          Attached is a proposed form of such Letter of Credit, accompanied by a completed form of application for issuance of a letter of credit, using your current standard form, and a description of the nature of the transactions proposed to be supported by the requested Letter of Credit.

          The Company hereby confirms that each of the representations and warranties of the Company, other than those that speak as of a specified date, set forth in Article VI of the Agreement is true and correct in all material respects on the date hereof and, after giving effect to this borrowing, will be true and correct in all material respects on the proposed borrowing date as though such representation or warranty had originally been made on such dates. The Company has complied and is now in compliance with all the terms, covenants and conditions of the Agreement which are binding on it and, after giving effect to this borrowing, will be in such compliance. No Default or Event of Default has occurred and is continuing, nor will any such event occur as a result of this borrowing.

                              HEALTH CARE PROPERTY
                              INVESTORS, INC.

                              By:______________________

                                Name:
                                Title:

                                                                       EXHIBIT F


                             FORM OF COMMITTED NOTE


$__________                             ___________, 1998


          HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (the

"Company"), for value received, hereby promises to pay on the Termination Date

to the order of                      (the "Bank"), at the office of The Bank of

New York, as Agent, at One Wall Street, 22nd Floor, New York, New York 10286, in

lawful money of the United States, the principal sum of $__________, or if less,

the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to the Agreement (hereinafter defined), without relief from valuation and appraisement laws.

          This Note shall bear interest, and such interest shall be payable, as set forth in the Agreement for ABR Loans and Eurodollar Loans.  Upon the

occurrence and during the continuation of an Event of Default, this Note shall bear interest at the default rate pursuant to Section 4.05 of the Agreement.

          Except as otherwise provided in the Agreement, with respect to

Eurodollar Loans, if interest or principal on the Loan evidenced by this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

          This Note is one of the Committed Notes referred to in the Amended and

Restated $135,000,000 Revolving Credit Agreement, dated as of October 22, 1997 and as amended and restated as of September 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among the Company,

the Banks, The Bank of New York, as Agent, and NationsBank of Texas, N.A. as Co-

Agent, and is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

          The Bank is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Bank may attach hereto, (i) the date and amount of each Committed Loan made by the Bank, (ii) the character thereof as an ABR Loan, a Eurodollar Loan or a combination thereof, (iii) the interest rate (without regard to the Applicable Margin and Interest Period (if any) applicable to each Eurodollar Loan), and (iv) the date and amount of each conversion of, and each payment or prepayment of principal of, any such

Committed Loan.  No failure to record or any error in so recording shall affect the obligation of the Company to repay the Committed Loans, together with interest thereon, as provided in the Agreement, and the outstanding principal balance of the Committed Loans made by the Lender as set forth in such schedule shall be presumed correct absent manifest error.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          All Committed Loans made by the Bank to the Company pursuant to the

Agreement and all payments of principal hereof and interest thereon may be indicated by the Bank upon the grid attached hereto which is a part of this

Note.  Such notations shall be presumptive as to the aggregate unpaid principal amount of and interest on all Loans made by the Bank pursuant to the Agreement.


                              HEALTH CARE PROPERTY
                              INVESTORS, INC.


                              By:_______________________
                                 Name:
                                 Title:

                   Loan and Payments of Principal and Interest


                         Interest        Interest                                                 Name of
                          Method        Period (if     Amount of       Unpaid     Amount of       Person
          Amount         (ABR or        (Eurodollar    Principal      Principal    Interest       Making
Date      of Loan        Eurodollar         Loan)         Paid         Balance       Paid         Notation
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
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-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT G



                            FORM OF MONEY MARKET NOTE





$____________                           ___________, 1998



          HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (the

"Company"), for value received, hereby promises to pay on the Termination Date to the order of

                           (the "Bank"), at the office of the Bank, located at

____________________________________, in lawful money of the United States, the principal sum of $135,000,000, or if less, the aggregate unpaid principal amount of all Money Market Loans made by the Bank to the Company pursuant to the

Agreement (hereinafter defined), without relief from valuation and appraisement laws.

          This Note shall bear interest, and such interest shall be payable, as set forth in the Money Market Confirmations given by the Bank to the Company pursuant to the Agreement.  Upon the occurrence and during the continuation of an Event of Default, this Note shall bear interest at the default rate pursuant to Section 4.05 of the Agreement.

          Except as otherwise provided in the Agreement, if interest or principal on the Loan evidenced by this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

          This Note is one of the Money Market Notes referred to in the Amended and Restated $135,000,000 Revolving Credit Agreement, dated as of October 22,

1997, and as amended and restated as of September 30, 1998 (as amended,

supplemented or otherwise modified from time to time, the "Agreement"), among the Company, the Banks, The Bank of New York, as Agent, and NationsBank of

Texas, N.A., as Co-Agent, and is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the

Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Agreement.

          The Bank is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Bank may attach hereto, (i) the date and amount of each Money Market Loan made by the Bank, (ii) loan period of such Money Market Loan, (iii) the characterization of the Money Market Loan,

including any election to compute amounts payable on such Money Market Loan by reference to amounts payable on an ABR Loan or a Eurodollar Loan under the

Agreement, (iv) the interest rate (without regard to the Applicable Margin and

Interest Period (if any) applicable to any Money Market Loan), and (v) the date and amount of each payment or prepayment of principal of and (to the extent permitted pursuant to applicable Money Market Confirmations) each conversion of,

any such Money Market Loan.  No failure to record or any error in so recording shall affect the obligation of the Company to repay the Money Market Loans,

together with interest thereon, as provided in the Agreement, and the outstanding principal balance of the Money Market Loans made by the Lender as set forth in such schedule shall be presumed correct absent manifest error.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          All Money Market Loans made by the Bank to the Company pursuant to the

Agreement and all payments of principal hereof and interest thereon may be indicated by the Bank upon the grid attached hereto which is a part of this

Note.  Such notations shall be presumptive as to the aggregate unpaid principal amount of and interest on all Money Market Loans made by the Bank pursuant to the Agreement.

                              HEALTH CARE PROPERTY
                              INVESTORS, INC.



                              By:_______________________
                                 Name:
                                 Title:

                   Loan and Payments of Principal and Interest



                                                                                                   Name of
                                                             Amount of    Unpaid      Amount of    Person
          Loan      Amount    Interest  Interest  Interest   Principal    Principal   Interest     Making
Date      Period    of Loan   Method    Rate      Period       Paid       Balance       Paid      Notation
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
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

                                    EXHIBIT H

                     Form of Opinion of Latham & Watkins LLP



                                    EXHIBIT I

             Form of Opinion of Ballard, Spahr, Andrews & Ingersoll

                                             EXHIBIT J





                            Form of Extension Letter



                                        __________, ____





The Bank of New York, as Agent

c/o Bank of New York Representative Office

10990 Wilshire Boulevard, Suite 1700

Los Angeles, California 90024



[Names and addresses of other Banks]





          Reference is made to the Amended and Restated Revolving Credit

Agreement, dated as of October 22, 1997 and as amended and restated as of

September __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among Health Care Property Investors, Inc. (the

"Company"), the banks named therein, The Bank of New York, as Agent, and

NationsBank of Texas, N.A. as Co-Agent.  Terms herein not otherwise defined shall have the meanings set forth in the Agreement.

          Pursuant to Section 12.12 of the Agreement, the Company hereby requests all the Banks then party to this Agreement to extend their scheduled

Termination Dates by one calendar year.

          The Company confirms (i) that each of the representations and warranties (other than the representations and warranties that speak as of a specific date) contained in Article VI of the Agreement is true and correct on the date hereof and, after giving effect to this extension, will be true and correct on the date upon which the extension will be effective as though such representation or warranty had originally been made on such dates and (ii) no

Default or Event of Default has occurred and is continuing, nor will any such event occur as a result of this extension.


                              Very truly yours,


                              HEALTH CARE PROPERTY
                              INVESTORS, INC.


                              By:_______________________
                                 Name:
                                 Title:
_______________________________